UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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UNITED FIRE GROUP, INC.
(Name of registrant as specified in its charter)
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UNITED FIRE GROUP, INC.
118 Second Avenue SE
Cedar Rapids, Iowa 52401
April 8, 2014
Dear Fellow Shareholder:
I am pleased to invite you to join us at United Fire Group, Inc.’s 2014 Annual Meeting of Shareholders. This year’s meeting will be held in the first floor conference room of our building located at 109 Second Street SE, in Cedar Rapids, Iowa. The meeting will take place on Wednesday, May 21, 2014 at 10:00 a.m. local time.
At this year’s Annual Meeting, you will be asked to vote on the following proposals:

Item		Recommended Vote
1.	Election of five (5) Class A Directors	FOR
2.	Amendments to United Fire Group, Inc.’s Stock Plan	FOR
3.	Ratification of the Audit Committee’s appointment of Independent Registered Public Accounting Firm	FOR
4.	Shareholder Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers	FOR
Management will also report on United Fire Group, Inc.’s business and shareholders will have an opportunity to ask questions of management and Ernst & Young LLP.
Attached you will find a notice of the meeting and a proxy statement that contains additional information about the meeting and explains the methods you can use to vote your proxy, including by telephone and via the Internet.
Your vote is important. Whether or not you plan to attend the meeting, we encourage you to sign your proxy card and return it in the enclosed postage-paid envelope or use telephone or Internet voting prior to the meeting. This ensures that your shares of Company Common Stock will be represented and voted at the meeting, even if you cannot attend.
For the Board of Directors,
Jack Evans
Chairman of the Board

UNITED FIRE GROUP, INC.
118 Second Avenue SE
Cedar Rapids, Iowa 52401
NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS OF
UNITED FIRE GROUP, INC.

DATE AND TIME:	Wednesday, May 21, 2014, at 10:00 a.m. Central Time

PLACE:	United Fire Group, Inc. First Floor Conference Room 109 Second Street SE Cedar Rapids, Iowa

ITEMS OF BUSINESS:	At the meeting, we will ask shareholders to:

1)	Elect five (5) Class A directors to three-year terms expiring in 2017.

2)	Amend United Fire Group, Inc.’s Stock Plan.

3)	Ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014.

4)	Consider and vote upon an advisory non-binding proposal approving the compensation of our named executive officers.

5)	Vote upon such other matters as may properly come before the meeting or at any adjournment or postponement thereof.

WHO CAN VOTE:	You can vote if you were a shareholder of record on March 21, 2014.

2013 ANNUAL REPORT:
On or about April 8, 2014, we will mail to our shareholders a Notice Regarding the Availability of Proxy Materials, which will indicate how to access our proxy materials on the Internet. By furnishing the Notice Regarding the Availability of Proxy Materials, we are lowering the costs and reducing the environmental impact of our Annual Meeting.

The Board of Directors recommends that shareholders vote FOR each director nominee named in Item 1 and FOR Items 2, 3, and 4.
By Order of the Board of Directors,
Neal R. Scharmer
Corporate Secretary
Dated at Cedar Rapids, Iowa
April 8, 2014

Your vote is important. Instructions on how to vote are contained in this proxy statement and in the Notice of Internet Availability of Proxy Materials. Please cast your vote by telephone or over the Internet as described in those materials. Alternatively, if you requested a copy of the proxy/voting instruction card by mail, you may mark, sign, date and return the proxy/voting instruction card in the envelope provided.

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UNITED FIRE GROUP, INC.
118 Second Avenue SE
Cedar Rapids, Iowa 52401
PROXY STATEMENT FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2014
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2014:
This Proxy Statement and the 2013 Annual Report to Shareholders are available at http://ir.unitedfiregroup.com/annual-proxy.cfm.
This solicitation of proxies is made by the Board of Directors of United Fire Group, Inc. (“Company,” “we,” “us,” or “our,” as the context requires). Proxies will be used at the Annual Meeting of Shareholders of United Fire Group, Inc. (the “Annual Meeting”), an Iowa corporation, to be held on May 21, 2014 at 10:00 a.m. Central Time, and at any adjournment or postponement thereof. This year’s meeting will be held in the first floor conference room of our building located at 109 Second Street SE, in Cedar Rapids, Iowa. With respect to shares of Company Common Stock held in the United Fire Group, Inc. Employee Stock Ownership Plan (the “ESOP”) and the United Fire Group, Inc. 401(k) Plan (the “401(k) Plan”), the Board of Directors is soliciting participants on behalf of the Trustees of those plans to direct the Trustees how to vote the shares held in those plans.
Under rules adopted by the Securities and Exchange Commission (“SEC”), the Company has chosen to provide its shareholders with the choice of accessing the Annual Meeting proxy materials over the Internet, rather than receiving printed copies of those materials through the mail. In connection with this process, a Notice Regarding the Availability of Proxy Materials (the “Notice”) is being mailed to the Company’s shareholders who have not previously requested electronic access to its proxy materials or paper proxy materials. The Notice contains instructions on how you may access and review the Company’s proxy materials on the Internet and how you may vote your shares over the Internet. The Notice will also tell you how to request the Company’s proxy materials in printed form, or by email, at no charge. The Notice contains a control number that you will need to vote your shares. Please keep the Notice for your reference through the meeting date.
The Company anticipates that the Notice will be mailed to shareholders and participants in the ESOP and 401(k) Plan beginning on or about April 8, 2014.
We will solicit proxies principally by mail, but our directors and employees may also solicit proxies by telephone, facsimile, or e-mail. Our directors and employees may also conduct personal solicitations. Our directors and employees will not receive any additional compensation in connection with their solicitation efforts.
ANNUAL MEETING OF SHAREHOLDERS
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will act upon the matters listed in the attached Notice of 2014 Annual Meeting of Shareholders, including (i) the election of five (5) Class A directors to serve three-year terms expiring in 2017, (ii)

amendments to the Company’s Stock Plan, (iii) the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014, and (iv) an advisory vote approving the compensation of our named executive officers. Our management will report on our performance during fiscal year 2013. Representatives of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if they so choose, and will be available to respond to appropriate shareholder questions.
Who may attend the Annual Meeting?
All shareholders of record as of March 21, 2014, or their duly appointed proxies may attend the Annual Meeting. Although we encourage you to complete and return the enclosed proxy card by mail, or to vote by telephone or via the Internet to ensure your vote is counted, you may attend the Annual Meeting and vote your shares in person.
Who is entitled to vote at the Annual Meeting?
Shareholders of Record
If your shares are registered in your name with Computershare Trust Company, N.A. our dividend agent, transfer agent and registrar, you are considered a shareholder of record. Shareholders of record at the close of business on March 21, 2014 are entitled to receive notice of and to vote at the Annual Meeting or at any postponement or adjournment thereof. At the close of business on March 21, 2014, there were 25,389,638 shares of our $0.001 par value common stock (“Company Common Stock”) issued and outstanding. Each share of Company Common Stock entitles its record holder to one vote.
Brokerage and Other Account Holders
If your shares are held in a brokerage account or by a bank or other nominee, your name does not appear anywhere in the Company’s shareholder records. Instead, the “street name” of your broker, bank or other nominee who holds the shares for you appears on our records; you are the beneficial owner of the shares. Access to our proxy materials is being forwarded to you by your brokerage firm, bank or other nominee. As the beneficial owner, you have the right to direct your brokerage firm, bank or other nominee how to vote your beneficial shares by filling out and returning the voting instruction form provided to you. Telephone and Internet voting options may also be available to beneficial owners. As a beneficial owner, you are invited to attend the Annual Meeting, but you must obtain a legal proxy from the record holder of your shares in order to vote in person at the Annual Meeting.
ESOP and 401(k) Plan Participants
If you are a participant in either our ESOP or our 401(k) Plan, your proxy card shows the number of shares of Company Common Stock held for your benefit in those plans, plus any other shares you may own. If you hold stock through either plan, voting your proxy also serves as confidential voting instructions to the Trustees of the ESOP (Timothy G. Spain and Michael T. Wilkins) and/or to the Trustee of the 401(k) Plan (Charles Schwab & Co.). Those Trustees will vote your shares in accordance with the specific voting instructions that you indicate on your proxy card. If you provide no specific voting instructions, the Trustees of the ESOP will not vote your shares, and the Trustee of the 401(k) Plan will vote your shares in proportion to the voting instructions it receives from those plan participants who do submit voting instructions.
What constitutes a quorum for the Annual Meeting?
The presence at the Annual Meeting of a majority of the outstanding shares (50.0 percent plus one share) of Company Common Stock represented either in person or by proxy will constitute a quorum for the transaction of business at the meeting. Based on the number of shares outstanding on March 21, 2014, 12,694,820 shares of Company Common Stock, represented in person or by proxy, will constitute a quorum for conducting business at the Annual Meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

A “broker non-vote” occurs when a broker lacks discretionary voting power to vote on a “non-routine” proposal and a beneficial owner fails to give the broker voting instructions on that matter. The election of directors is not considered a “routine” matter. Similarly, the advisory vote to approve executive compensation and the vote on re-approval and amendment of the United Fire Group, Inc. Stock Plan (the “Stock Plan”) are not considered “routine” matters. Therefore, beneficial owners that hold their shares in “street name” will have to give voting instructions to their brokers in order for a broker to vote on the election of directors, the advisory vote to approve executive compensation and the re-approval and amendment of the Stock Plan. The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2014 is considered a “routine” matter, and brokers have the discretionary voting power to vote on this matter without any instructions from the beneficial owners.
How do I vote my shares?
You may vote in the following ways:

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In person: We will distribute paper ballots to anyone who wishes to vote in person at the Annual Meeting. However, if you hold your shares in street name, you must request a proxy card from your broker and bring it to the meeting in order to vote in person at the Annual Meeting.

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By mail: Complete and sign your proxy card and return it by mail in the enclosed business reply envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If an additional proposal comes up for a vote at the Annual Meeting that is not on the proxy card, your shares will be voted in the best judgment of the authorized proxies, Jack B. Evans and Neal R. Scharmer.

If you sign and return your proxy card without marking voting instructions, your shares will be voted FOR the election of each of the director nominees, FOR the approval of amendments to our Stock Plan, FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014, and FOR approval, on an advisory basis, of the resolution regarding the compensation of our named executive officers.

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By telephone: To vote your shares by telephone, call the toll-free telephone number on your proxy card. You must have a touch-tone or cellular telephone to use this voting method. You will need to follow the instructions on your proxy card and the voice prompts to vote your shares.

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Via the Internet: If you have Internet access available to you, you may go to the website listed on your proxy card to vote your shares via the Internet. You will need to follow the instructions on your proxy card and the website to vote your shares.

Telephone and Internet voting options are available 24 hours a day, seven days a week. When prompted, you will need to enter the control number shown on your proxy card. You will then be able to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone or via the Internet, your electronic vote authorizes the proxies in the same manner as if you had signed, dated and returned your proxy card by mail. Telephone and Internet voting procedures, including the use of control numbers found on the proxy cards, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares securely and to confirm that their instructions have been properly recorded. If you vote by telephone or via the Internet, you do not need to return your proxy card.
If you hold your shares in street name, you may vote by telephone or via the Internet only if your bank, broker or other nominee makes those methods available to you, in which case your bank, broker or other nominee will enclose specific instructions for using those options along with this proxy statement.
If I hold my shares in a brokerage account and do not return voting instructions, will my shares be voted?
If your shares are held in a brokerage account or by a bank or other nominee, your broker, bank or other nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers who have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes on routine matters, such as the ratification of the choice of auditor, without receiving voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters, such as the election of directors, executive compensation matters or amendments to our articles of incorporation, without receiving client voting instructions. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority for that proposal and has not received voting instructions from the beneficial owner. The proposal to approve the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014 is the only routine matter being voted on at the Annual Meeting and, therefore, may be voted by your broker, bank or other nominee in its discretion.
Can I revoke my proxy or change my vote after I return my proxy?
Yes. Even after you submit a proxy, you may revoke your proxy or change your vote at any time before the proxy is exercised by:

•	delivering written notice to our transfer agent, Computershare Trust Company, N.A., at its proxy tabulation center at P. O. Box 30170, College Station, TX 77842-3170;

•	delivering written notice to the Corporate Secretary of United Fire Group, Inc. at P.O. Box 73909, Cedar Rapids, Iowa 52407-3909;

•	executing and delivering a later-dated proxy; or

•	appearing and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, revoke a previously granted proxy.
If you hold your shares in street name, you may contact your bank, broker or other nominee for instructions as to how to revoke or change your vote.
Who pays for this proxy solicitation?
United Fire Group, Inc. will pay the total expense of this solicitation of proxies. Expenses may include reimbursement to brokerage firms and others of their cost for forwarding solicitation material to beneficial owners.
Does United Fire Group, Inc. deliver proxy materials electronically?
Yes. In accordance with the SEC’s “Notice and Access” rules, United Fire Group, Inc. mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders on April 8, 2014. The Notice describes the matters to be considered at the Annual Meeting and how the shareholders may access the proxy materials online. It also provides instructions on how shareholders may vote their shares. If you received the Notice, you will not receive a printed version of the proxy materials unless you request one. If you would like to receive a printed version of the proxy materials, free of charge, please follow the instructions in the Notice.
What are the benefits of electronic delivery?
Electronic delivery reduces United Fire Group, Inc.’s printing and mailing costs as well as the environmental impact of the Annual Meeting. It is also a convenient way for you to receive your proxy materials and makes it easy to vote your shares over the Internet.
How may I obtain copies of United Fire Group, Inc.’s corporate governance documents?
The following documents are available free of charge to any shareholder who requests them by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, www.unitedfiregroup.com by selecting Investor Relations and then Corporate Governance.

•	Code of Ethics and Business Conduct

•	Corporate Governance Guidelines

•	Committee Charters – Audit Committee, Compensation Committee, Executive Committee, Investment Committee, Nominating and Governance Committee and Risk Management Committee
DELIVERY OF ONE SET OF ANNUAL MEETING MATERIALS TO SHAREHOLDERS IN A SINGLE RESIDENCE
Securities and Exchange Commission (“SEC”) rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports to shareholders with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report to shareholders addressed to those shareholders. This process, commonly referred to as “householding,” provides cost savings for companies. We and some brokers household proxy materials and annual reports to shareholders unless contrary instructions have been received from the affected shareholders. Once you have received notice from us, your broker, or other designated intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate printed proxy statement and annual report to shareholders, notify us by calling our transfer agent at (877) 373-6374, or submit a written request to: Computershare Trust Company, N.A., P. O. Box 30170, College Station, TX 77842-3170. Please include the Company’s name, United Fire Group, Inc., and your account number(s) in any correspondence regarding householding. Street name shareholders wishing to cancel householding of their Annual Meeting materials should contact their brokers directly.
Shareholders who currently receive multiple copies of the proxy statement and annual report to shareholders and would like to request householding should submit a written request to: Computershare Trust Company, N.A., P. O. Box 30170, College Station, TX 77842-3170. Please include the Company’s name, United Fire Group, Inc., and your account number(s) in any correspondence regarding householding. Street name shareholders wishing to request householding of their Annual Meeting materials should contact their brokers directly.
ELECTRONIC AVAILABILITY OF PROXY MATERIALS
Electronic versions of our annual proxy statement and 2013 Annual Report to Shareholders are available on our public website, www.unitedfiregroup.com by selecting Investor Relations and then Annual Report and Proxy.
BOARD OF DIRECTORS
Our Board of Directors currently consists of 14 directors: John-Paul E. Besong, Scott L. Carlton, Christopher R. Drahozal, Jack B. Evans (Chairman), Douglas M. Hultquist, Casey D. Mahon, George D. Milligan, James W. Noyce, Michael W. Phillips, Mary K. Quass, John A. Rife (Vice Chairman), Randy A. Ramlo, Kyle D. Skogman and Susan E. Voss.
CORPORATE GOVERNANCE
In order to promote the highest standards of management for the benefit of shareholders, our Board of Directors follows certain governance practices regarding how the Board of Directors conducts its business and fulfills its duties. United Fire Group, Inc.’s Corporate Governance Guidelines may be obtained free of charge by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, www.unitedfiregroup.com by selecting Investor Relations, then Corporate Governance and then Corporate Governance Guidelines. Among the governance practices used by the Board of Directors are:
Board Size, Composition and Independence Determination
Our Board of Directors has determined that the Board of Directors shall consist of fourteen (14) members. The Board of Directors requires a majority of our directors to be independent, as defined in the listing rules of The NASDAQ

Global Select Market (“NASDAQ”). The Board of Directors determines director independence by applying the definition of independence contained in the applicable NASDAQ Listing Rules, both for purposes of NASDAQ’s rule requiring that a majority of the Board of Directors consist of independent directors and its rules requiring the Audit Committee, Nominating and Governance Committee and Compensation Committee to be made up entirely of independent directors.
In determining independence, the Board of Directors considered employment relationships, policyholder relationships, family relationships, agency relationships and the transactions, relationships and arrangements described under Transactions with Related Persons. All of the transactions, relationships and arrangements considered by the Board of Directors were made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable relationships with other persons.
The Board of Directors approved a relationship with Cedar Rapids Bank & Trust, a subsidiary of QCR Holdings, Inc., for which Mr. Hultquist serves as President, Chief Executive Officer and a director. During 2013, Cedar Rapids Bank & Trust charged us $269,930 for management of our daily cash balances. This service was provided by Cedar Rapids Bank & Trust in the ordinary course of business on substantially the same terms and conditions as those prevailing at the time for comparable transactions with other customers. We expect Cedar Rapids Bank & Trust to continue providing these services to us.
The Board of Directors has analyzed the independence of each director and director nominee and determined that thirteen (13) of our fourteen (14) directors are independent. The following directors are independent within the meaning of the NASDAQ Listing Rules, and each is free of any relationship that would interfere with his or her exercise of independent judgment: Ms. Mahon, Ms. Quass, Ms. Voss and Messrs. Besong, Carlton, Drahozal, Evans, Hultquist, Milligan, Noyce, Phillips, Rife and Skogman.
Qualifications and Skills of Directors and Director Nominees
Our Nominating and Governance Committee, with input from our Chief Executive Officer, reviews and evaluates all director candidates, including incumbents. The Nominating and Governance Committee and the Board of Directors seek qualified individuals who possess the minimum qualifications and the desirable qualities or skills described under Director Nomination Process found on page 11 of this proxy statement.
All of our incumbent directors possess both the specific minimum qualifications and the desirable qualities or skills. The specific expertise and qualifications that led to each director’s inclusion on our Board of Directors are discussed in each director’s individual biography beginning on page 13 of this proxy statement.
Attendance at Directors’ and Shareholders’ Meetings
The Board of Directors met four (4) times during 2013. All of the directors attended 75 percent or more of the aggregate number of meetings of the Board of Directors and the committees on which they served. The Company’s Corporate Governance Guidelines require directors to attend our Annual Meeting. All directors serving at the time of the 2013 Annual Meeting attended that meeting.
Director Retirement
According to our bylaws, each director must submit his or her resignation from the Board of Directors no later than the February after he or she reaches age 72, and such resignation must be effective no later than the next Annual Meeting.
Director Stock Ownership
We believe that non-management directors should own and hold Company Common Stock to further align their interests and actions with the interests of our shareholders. Our articles of incorporation require that all of our directors own shares of Company Common Stock. The Board of Directors has adopted stock ownership guidelines indicating that each non-employee director should beneficially own at least 100 shares of Company Common Stock when he or she joins the Board of Directors and at least 5,000 shares of Company Common Stock by the later of December 31,

2013, or five years after first being elected to the Board of Directors. Current beneficial stock ownership for each director can be found in the table on page 34 of this proxy statement.
Board Leadership Structure
Our Board of Directors is led by an independent Chairman who is responsible for providing guidance to our Chief Executive Officer, setting the agenda for Board meetings and presiding at all shareholder and director meetings. We also have an independent Vice Chairman who is responsible for presiding in the Chairman’s absence. Neither our Chairman nor our Vice Chairman serves as our Chief Executive Officer. Our Chief Executive Officer is responsible for setting the strategic direction for our Company and providing day-to-day leadership. We separate the roles of Chairman and Chief Executive Officer. We feel that this is the most appropriate leadership structure for our Board of Directors and executive management because we recognize the difference between the two roles and the skill sets required to most effectively and efficiently perform these functions. Our Board of Directors does not have a formal policy requiring the positions of Chairman and Chief Executive Officer to be separate, preferring instead to preserve the freedom to decide from time to time what is in the best interest of our Company. Our Board of Directors strongly endorses the concept of an independent director being in a position to lead our independent directors. If at any time neither our Chairman nor our Vice Chairman is an independent director, the independent directors serving at that time will elect an independent director to serve as lead director.
During 2013, the Board of Directors had six (6) standing committees: Audit Committee, Compensation Committee, Executive Committee, Investment Committee, Nominating and Governance Committee and Risk Management Committee. Only independent directors may serve on the Audit Committee, Compensation Committee and Nominating and Governance Committee. Each committee is governed by a written charter that is reviewed and approved annually by the committee, the Nominating and Governance Committee, and the full Board of Directors. All committee charters are available for review either on our public website, www.unitedfiregroup.com by selecting Investor Relations and then Corporate Governance, or in paper form upon written request to: United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909.
Risk Oversight by the Board of Directors
The Risk Management Committee’s charter requires it to assist the Board of Directors in identifying and evaluating risks inherent in our business and to oversee and review the significant policies, procedures, and practices employed to manage risks.
Enterprise Risk Management (“ERM”) is a methodology that helps us assess and manage our overall exposure to risk. In addition to our Risk Management Committee, we have an executive enterprise risk management committee (“executive ERM committee”) that consists of our Chief Executive Officer, Chief Financial Officer, Executive Vice President, Vice President of Claims, Vice President of Corporate Underwriting, Chief Investment Officer, Supervisor of Audit Services, the Chief Operating Officer of our life insurance subsidiary (United Life Insurance Company), and United Life Insurance Company’s independent actuary.
The executive ERM committee meets independently of the Risk Management Committee, with representatives from the Risk Management Committee in attendance. Members of the executive ERM committee are invited to attend and participate in meetings of the Risk Management Committee. During 2013, the executive ERM committee met on a quarterly basis to implement risk management strategies. During its meetings, the executive ERM committee discusses the risks that our Company faces and the controls that are in place to mitigate those risks, and identifies potential additional risks.
Collectively, the Risk Management Committee and the executive ERM committee have identified two broad categories of risk faced by our Company – insurance risk and operational risk. We employ a multi-disciplinary approach to risk identification and evaluation, analyzing risk from the point of view of claims, underwriting, finance, and investments. Types of insurance risks generally include, but are not limited to, those risks associated with catastrophes, loss reserving practices, underwriting practices, policy pricing, geographical concentrations of property insured, competition and business mix. Types of operational risks we face generally include, but are not limited to, those risks associated with the diversification and quality of our investments, information technology, regulatory and legal compliance, business continuity planning, executive succession planning and the application of accounting policies and procedures.
ERM issues are also discussed during quarterly meetings of our full Board of Directors, where directors are updated on ERM issues and the ongoing efforts of the executive ERM committee and our Risk Management Committee. The work of our executive ERM committee, in conjunction with the Risk Management Committee and the Board of Directors, has led to the development of new tools, such as the CATography™ underwriting tool, designed to aid in the evaluation and mitigation of our Company’s business risks.
Chief Executive Officer Performance Evaluation
Representatives of the Executive Committee and Compensation Committee meet each year with our Chief Executive Officer to review his goals for the current year. During the year, the Executive Committee meets regularly with our Chief Executive Officer to review his performance. The Executive Committee and the chair of the
Compensation Committee annually review the performance of our Chief Executive Officer and assess his performance for that year. The Chief Executive Officer also meets with the Compensation Committee, which considers his performance for the year.
Code of Ethics
Our Board of Directors has adopted a Code of Ethics and Business Conduct that applies to all of our officers, directors, and employees. United Fire Group, Inc.’s Code of Ethics and Business Conduct may be obtained free of charge by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, www.unitedfiregroup.com by selecting Investor Relations, then Corporate Governance and then Code of Ethics. The Code of Ethics and Business Conduct identifies various violations of the code and establishes procedures regarding the reporting of such violations.
Board Effectiveness Assessment
Our Nominating and Governance Committee conducts an annual survey of the directors to assess the effectiveness of our Board of Directors. The Nominating and Governance Committee reviews and considers the results of the survey, reports its findings to the Board of Directors and addresses any areas of concern. That committee also makes recommendations to the Board of Directors regarding our corporate governance practices. All standing committees of our Board of Directors also conduct annual self-assessments and report such self-assessments to the Board of Directors.
Director Compensation
We have designed the compensation of our directors to attract and retain qualified directors and to align directors’ interests with the interests of our shareholders. See pages 59-61 of this proxy statement for a description of our directors’ compensation program and the fees paid to our directors during 2013.
Board Agendas and Meetings
Each year the Board of Directors establishes the dates of regularly scheduled meetings of the Board of Directors. The Chairman of the Board, working with our Chief Executive Officer and Committee Chairpersons, establishes agendas for each meeting of the Board of Directors and distributes the agendas in advance of each meeting. Each director may suggest agenda items, and each director is free to raise subjects at any meeting of the Board of Directors that are not on the agenda for that meeting. At each regular meeting of the Board of Directors, the Board receives reports of each of the Committees.

Executive Sessions of Independent Directors
The independent directors meet in executive session following each meeting of the Board of Directors. The Chairman of the Board presides at meetings of the independent directors. These sessions allow the independent directors to discuss topics without management present.
Access to Management and Independent Advisers
The independent directors have access to management and, as necessary and appropriate, to independent advisers.
COMMITTEES OF THE BOARD
The six (6) standing committees of the Board of Directors are shown in the following table:

Director Name	Audit Committee	Compensation Committee	Executive Committee	Investment Committee	Nominating and Governance Committee	Risk Management Committee
Jack B. Evans, Chairman (I)
John A. Rife, Vice Chairman (I)
John-Paul E. Besong (I)
Scott L. Carlton (I)
Christopher R. Drahozal (I)
Douglas M. Hultquist (I)
Casey D. Mahon (I)
George D. Milligan (I)
James W. Noyce (I)
Michael W. Phillips (I)
Mary K. Quass (I)
Randy A. Ramlo
Kyle D. Skogman (I)
Susan E. Voss (I)

Audit Committee Financial Expert        Committee Chairperson    (I)    Independent Director        Member
Audit Committee
We have a separately designated standing Audit Committee, as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is governed by a charter which requires that each member of the Audit Committee be an independent director. All of the members of the Audit Committee are independent under the NASDAQ Listing Rules, applicable law, and the applicable rules and regulations of the SEC, including Section 10A(m)(3) of the Exchange Act, as amended. The Board of Directors has determined that Messrs. Carlton and Noyce each possess the skills necessary to qualify as audit committee financial experts as defined by Item 407(d)(5) of Regulation S-K of the Exchange Act.

The Audit Committee is directly responsible for the appointment, compensation and retention (or termination) of our independent registered public accounting firm. The Audit Committee is also responsible for oversight of our internal audit function. The Audit Committee seeks to maintain free and open communications between the directors, the independent registered public accounting firm, the internal auditor and management. Its duties consist of reviewing recommendations by the internal auditor and the independent registered public accounting firm on accounting matters and internal controls; advising the Board of Directors on the scope of audits; reviewing our annual Consolidated Financial Statements and the accounting standards and principles followed; appointing the independent registered public accounting firm; and, if necessary, conducting independent inquiries. The Audit Committee Charter requires the committee to meet at least four (4) times each year. The Audit Committee met seven (7) times during 2013, including one (1) time in a joint session with the Risk Management Committee and two (2) times in continuing education meetings.
Compensation Committee
We have a separate designated standing Compensation Committee. The Compensation Committee is governed by a charter which requires that each member of the Compensation Committee be an independent director. The Board of Directors has determined that each member of our Compensation Committee is independent under the NASDAQ Listing Rules, applicable law, and the applicable rules and regulations of the SEC, including Section 10C(a) of the Exchange Act, as amended. No Compensation Committee member was an employee or former employee of our Company, its subsidiaries or affiliates. With the exception of compensation for his or her service on the Board of Directors, no Compensation Committee member received any consulting, advisory, or other compensatory fee from us. No Compensation Committee member had any relationship requiring disclosure under the Transactions with Related Persons section on page 61 of this proxy statement. No Compensation Committee member had any relationship that, in the opinion of the directors, would interfere with his or her exercise of independent judgment.
Compensation Committee Interlocks and Insider Participation
During 2013, none of our executive officers served on the Compensation Committee (or its equivalent) or Board of Directors of another entity whose executive officer(s) served on our Compensation Committee.
Scope of Authority
The Compensation Committee is governed by a charter. The role of the Compensation Committee is to address the Board of Directors’ responsibilities relating to compensation of our senior executive officers and directors. The Compensation Committee oversees all aspects of the compensation of our executive officers and directors, including our director and management equity plans and deferred compensation plans, and other management incentive compensation programs. In overseeing those plans, the Compensation Committee may delegate authority to Company officers for day-to-day plan administration and interpretation. Management provides information to assist the committee regarding participation and award levels in the management plans. The Compensation Committee may not delegate authority for matters affecting the executive officers. The Compensation Committee’s primary processes with respect to compensation of our senior executive officers can be found in the Compensation Discussion and Analysis section beginning on page 37 of this proxy statement. During 2013, the Compensation Committee engaged the services of Compensation Resources, Inc. as its independent outside compensation consultant to provide advice on executive and director compensation matters. For a discussion of the specific services provided by Compensation Resources, Inc., see the Compensation Discussion and Analysis section beginning on page 37 of this proxy statement. The Compensation Committee Charter requires the Compensation Committee to meet at least two (2) times each calendar year. The Compensation Committee met four (4) times during 2013.
Executive Committee
The Executive Committee meets during the intervals between Board of Directors’ meetings and has the right and authority to exercise the full powers of our Board of Directors, except where limited by law, or where responsibility and authority is reserved to the Board of Directors or vested in another Committee of the Board of Directors. This committee also meets regularly with our Chief Executive Officer, participates with management in the development of our strategic initiatives, and monitors the implementation of these initiatives. In addition, the Executive Committee provides regular advice and counsel to management. The Executive Committee met four (4) times during 2013.

Investment Committee
The Investment Committee develops and oversees the Investment Policies and Acquisition/Holding Investment Practices of United Life Insurance Company and the property and casualty subsidiaries of United Fire Group, Inc. In addition, it reviews the Company’s investments and the quality and performance of, and the risks related to, the Company’s investment portfolios. The Investment Committee meets regularly with our Chief Investment Officer and his staff. The Investment Committee met four (4) times during 2013.
Nominating and Governance Committee
The Nominating and Governance Committee is governed by a charter which requires that each member of the Nominating and Governance Committee be an independent director, as defined in the NASDAQ Listing Rules, and that each member be free from any relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment.
The Nominating and Governance Committee is responsible for reviewing all director candidates, including incumbents, and making recommendations of nominees to the entire Board of Directors. The committee is also responsible for assessing and reporting on nominee qualifications, making assessments of director independence, identifying and reviewing related persons transactions, and other matters, including director education and succession planning. The committee’s charter requires the committee to meet at least two (2) times each calendar year. The Nominating and Governance Committee met five (5) times during 2013.
Risk Management Committee
For a description of responsibilities and activities of the Risk Management Committee, see Risk Oversight by the Board of Directors on page 7 of this proxy statement. During 2013, the Risk Management Committee met four (4) times as a committee, including one (1) time in a joint session with the Audit Committee, as we believe that both committees should be involved in addressing our Company’s risks.
DIRECTOR NOMINATION PROCESS
The Nominating and Governance Committee has adopted a written policy with regard to the consideration of director candidates, including candidates recommended by shareholders. The Nominating and Governance Committee evaluates candidates recommended by shareholders in the same manner as it evaluates other candidates. The committee seeks candidates with the following minimum qualifications:

•	Each candidate must be prepared to represent the best interests of all of our shareholders and not just one particular constituency.

•
Each candidate must be an individual who has demonstrated integrity and ethics in the candidate’s personal, business, and professional life and has an established record of business and professional accomplishment.

•
Neither the candidate nor the candidate’s family members (as defined in the NASDAQ Listing Rules), affiliates or associates (as defined in Rule 405 promulgated under the Securities Act of 1933) shall have any material personal, financial, or professional interest in any present or potential competitor of ours.

•
Each candidate must, as a director, participate fully in Board of Directors activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board of Directors and the committee(s) of which he or she is a member and not have other personal, business or professional commitments that would interfere with or limit his or her ability to do so.

•
Each candidate must be willing to make, and financially capable of making, an investment in Company Common Stock as required by our Articles of Incorporation and as provided for in a policy adopted by our Board of Directors.

The Nominating and Governance Committee considers it very desirable for candidates to possess the following qualities or skills:

•
Each candidate should contribute to the Board of Director’s overall diversity, diversity being broadly construed to mean a variety of opinions, perspectives, personal experience, business experience, professional experience, and backgrounds (such as gender, race, and ethnicity), as well as other differentiating characteristics.

•	Each candidate should contribute positively to the existing chemistry and collaborative culture among the directors.

•
Each candidate should possess professional, business, and personal experience and expertise relevant to the Company’s business. In this regard, the Nominating and Governance Committee will consider financial, management and business background, personal and educational background and experience, community leadership, independence and other qualifications, attributes and potential contributions.

The Nominating and Governance Committee selects and recommends each candidate to the Board of Directors each year based on its assessment of, among other things:

•	the candidate’s personal qualifications as discussed above;

•	the past and future contributions of our current directors, and the value of continuity and prior experience on our Board of Directors;

•	the existence of one or more vacancies on our Board of Directors;

•	the need for a director to possess particular attributes or particular experience or expertise; and

•	other factors that it considers relevant, including any specific qualifications the Nominating and Governance Committee adopts from time to time.
Any shareholder may recommend a person to be considered as a candidate or nominate one or more persons for election as a director of our Company. A shareholder who desires to make such a recommendation must comply with Sections 8 and 9 of Article I of our bylaws. Our Board of Directors encourages shareholders who wish to recommend candidates to the Nominating and Governance Committee to send their recommendations in writing addressed to the Nominating and Governance Committee, United Fire Group, Inc., Attention: Corporate Secretary, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909 using the procedures found in the Communicating with the Board of Directors section of this proxy statement.
COMMUNICATING WITH THE BOARD OF DIRECTORS
Concerns and Complaints
United Fire Group, Inc. has adopted a process for communicating with our Board of Directors. To communicate directly with our Board of Directors regarding issues of concern to or about our Company, access our website, www.unitedfiregroup.com, select Investor Relations and then Corporate Governance, call toll free by telephone at 1-877-256-1056, or write to our Audit Committee at United Fire Group, Inc., Attention: Audit Committee – Confidential, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909. Our Vice President/General Counsel/Corporate Secretary, Neal R. Scharmer, and Audit Committee Chair, James W. Noyce, are responsible for reviewing and reporting such communications to our Board of Directors. If requested, and to the extent possible, all communications with our Board of Directors are kept strictly confidential.
Shareholder Proposals and Director Nominations
To be eligible for inclusion in the proxy materials for the 2015 annual meeting, a shareholder proposal must be received by our Corporate Secretary by the close of business on December 9, 2014. All proposals must comply with (i) Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials, and (ii) Section 8 of Article I of our bylaws. Proposals must be delivered to our Corporate Secretary at United Fire Group, Inc., Attention: Corporate Secretary, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909.

Any shareholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at our 2015 Annual Meeting, or any director nomination for our 2015 Annual Meeting, must be received at our principal executive offices no earlier than the close of business on December 22, 2014 and no later than the close of business on January 21, 2015. Proposals and nominations must be delivered to our Chairman at United Fire Group, Inc., Attention: Chairman of the Board, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909. SEC Rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline, and in certain other cases notwithstanding the shareholder’s compliance with this deadline.
PROPOSAL ONE – ELECTION OF DIRECTORS
Our articles of incorporation require that our Board of Directors be divided into three classes, A, B and C, with one class elected at each Annual Meeting. The Board of Directors must consist of no more than fifteen (15) and no less than nine (9) members, with the number fixed by the directors. The directors have fixed current membership of the Board of Directors at fourteen (14) and the number of Class A directors to be elected at this year’s Annual Meeting at five (5), subject to such changes as the Board of Directors may make at the time of the Annual Meeting if any director nominations are made by minority shareholders, as described in the next paragraph.
According to our articles of incorporation, minority shareholders who collectively hold and vote one-fifth of our outstanding Company Common Stock are entitled to nominate and elect 20 percent of our directors. Therefore, minority shareholders collectively holding one-fifth of our outstanding Company Common Stock are entitled to nominate and elect one (1) director if we have nine (9) directors; two (2) directors if we have a total of ten (10) through fourteen (14) directors (the current number is fourteen (14)); and three (3) directors if we have fifteen (15) directors. The majority of our shareholders can always elect a majority of our directors.
Upon the recommendation of the Nominating and Governance Committee, our Board of Directors has nominated the following individuals for election to our Board of Directors this year.
DIRECTOR NOMINEES
Nominees for Director (Class A) – for Terms Expiring in 2017

Mr. Carlton, 45, has a strong international business background and extensive experience within the finance and accounting functions in a global public company. Since 2007, he has held the position of President of SGL Carbon LLC, Charlotte, North Carolina, a subsidiary of SGL Carbon Group, Wiesbaden, Germany, a leading worldwide manufacturer of carbon-based products with 46 production facilities worldwide, including 12 in North America. From 2002 until 2007, Mr. Carlton served as Vice President of Finance and Controlling for the largest business unit of SGL Carbon Group, and in that capacity was responsible for the controlling, finance and accounting functions. Since beginning his career with SGL Carbon Group in 1994, Mr. Carlton has worked in a variety of accounting and financial positions at various locations within and outside of the US.
Mr. Carlton holds undergraduate and graduate degrees in accounting and finance and completed the Senior Executive Education Program at London Business School. The Board of Directors believes that Mr. Carlton brings a depth of public company management experience to our Board. Currently he is responsible for an organization with over $700 million in annual revenue covering seven subsidiaries with over 1,400 employees. He has a strong background in finance, with particular expertise in accounting and financial oversight and reporting. Mr. Carlton also has insurance experience on both a domestic and international scale.

Scott L. Carlton (Director since 2012)

Mr. Carlton currently serves on our Audit and Compensation Committees. He is a first cousin by marriage to Mr. Drahozal. Mr. Carlton is an independent director as defined in the NASDAQ Listing Rules and has the professional and business experience to qualify as an audit committee financial expert as defined by Item 407 (d)(5) of Regulation S-K of the Exchange Act.

Mr. Hultquist, 58, has a strong business background and extensive experience with public companies. He is the President, Chief Executive Officer, and a director of QCR Holdings, Inc., a multi-bank holding company he co-founded that is headquartered in Moline, Illinois, and that has a class of securities registered pursuant to Section 12 of the Exchange Act. He has served in those positions since 1993. From 1977 to 1993, Mr. Hultquist was a certified public accountant (and a partner from 1987 to 1993) with KPMG Peat Marwick and McGladrey & Pullen, LLP, national tax and accounting firms. As a certified public accountant, Mr. Hultquist provided services to and advised a wide range of businesses.
Mr. Hultquist is an active, long-time community leader and supporter, being involved as a director and past Chairman of the PGA TOUR John Deere Classic golf tournament, a director of The Robert Young Center for Mental Health, a trustee and past Chairman of Augustana College, a director of TPC at Deere Run and Finance Chairman of the William Butterworth Memorial Trust. Mr. Hultquist is also chair of the finance committee and a member of the Board of the Quad Cities Chamber of Commerce. He serves on the board of the Rock Island County Children’s Advocacy Center and participates in Big Brothers/Big Sisters.
Mr. Hultquist chairs our Risk Management Committee and is a member of our Investment Committee. Through his professional and business background and his service to us, Mr. Hultquist has a broad and strong understanding of our Company and business and the operations of a public company. The Board of Directors believes that Mr. Hultquist’s qualifications to serve as director include his business acumen, executive leadership and management experience, accounting background and extensive experience with public companies. Mr. Hultquist is an independent director as defined in the NASDAQ Listing Rules.

Douglas M. Hultquist (Director since 2007)

Ms. Mahon, 62, was an Adjunct Professor of Law at the University of Iowa College of Law, Iowa City, Iowa, where she periodically taught business law from 1998 until 2009. She has a strong public company background, having served from 1986 to 1990 as Senior Vice President and General Counsel of Teleconnect Company and its successor, Telecom USA, both of which had classes of securities registered pursuant to Section 12 of the Exchange Act at the time she was employed by them. From 1993 until 1998 Ms. Mahon served as Senior Vice President and General Counsel for McLeodUSA, Inc., Cedar Rapids, Iowa, a company that, at the time, had a class of securities registered pursuant to Section 12 of the Exchange Act. McLeodUSA, Inc. provided integrated communications services to its customers.
Ms. Mahon serves on our Compensation and Risk Management Committees. The Board of Directors believes that Ms. Mahon’s qualifications to serve as director include her extensive legal experience with public companies and her knowledge of the insurance industry gained from her years of service to our Company. Ms. Mahon also serves as a member of the Board of Directors of the University of Iowa Foundation. Ms. Mahon is an independent director as defined in the NASDAQ Listing Rules.

Casey D. Mahon (Director since 1993)

Mr. Ramlo, 53, has served as our President and Chief Executive Officer since May 2007. He previously served as Chief Operating Officer (May 2006 – May 2007), as Executive Vice President (May 2004 – May 2007), and as Vice President, Fidelity and Surety (November 2001 – May 2004). Mr. Ramlo has been with us since 1984 and has a very strong knowledge of our Company and the insurance industry. He holds numerous professional insurance designations, including Chartered Property and Casualty Underwriter, Associate in Fidelity and Surety Bonding, Associate in Management and Associate in Risk Management.
Mr. Ramlo is a long-time community leader and supporter, with service to many diverse organizations. He serves as a director of Cedar Rapids Metro Economic Alliance, an economic development organization, a member of the board of trustees of the Cedar Rapids Museum of Art, a member of The University of Northern Iowa School of Business Executive Advisory Board, a trustee on The Iowa College Foundation Board and a trustee of the Eastern Iowa Branch of the Juvenile Diabetes Research Foundation International. He also serves on the Self-Supported Municipal Improvement District board of the Cedar Rapids Downtown District.
Mr. Ramlo serves on our Executive, Investment and Risk Management Committees. The Board of Directors believes that Mr. Ramlo’s qualifications to serve as director include his extensive experience in the insurance industry and with our Company as well as his executive leadership and management experience. Mr. Ramlo is not an independent director as defined in the NASDAQ Listing Rules due to his employment by our Company.

Randy A. Ramlo (Director since 2008)

Susan E. Voss, age 58, joined American Enterprise Group, Inc. as its Vice President and General Counsel in November 2013. Headquartered in Des Moines, Iowa, American Enterprise Group provides personal and customized health and life insurance solutions for individuals, families and small business owners.
Prior to joining American Enterprise Group, Inc. Ms. Voss had her own consulting firm, Voss Consulting, LLC, which provided consulting and expert witness services in the areas of insurance and financial product regulation and compliance issues. Before Voss Consulting, Ms. Voss worked in Iowa state government for 31 years, the last 20 of which were spent with the Iowa Insurance Division. In 2005 she was appointed by then-Governor Tom Vilsack to serve as Iowa Insurance Commissioner, a position she held until 2013. Ms. Voss was elected by her peers as an officer of the National Association of Insurance Commissioners (“NAIC”) in 2007 and served as its President in 2011. During her time as Iowa Insurance Commissioner and her tenure with the NAIC, Ms. Voss served on a number of NAIC committees including: Market Conduct and Regulation Committee (which she chaired from 2005 to 2006), the Principles-Based Reserving Working Group (which she chaired in 2012), International Insurance Committee (which she chaired in 2012), Life and Annuities Committee, Financial Condition Committee and Financial Regulation Standards and Accreditation Committee.
Ms. Voss has received several recognitions of her service over the years including the Des Moines Business Record Woman of Influence 2006, the Simpson College Hall of Fame 2009 and her 2013 induction into the Iowa Insurance Hall of Fame. Ms. Voss has a history of community service and involvement including President of the Library Board of Des Moines, a member of the Des Moines Library Foundation Board, a member of the Des Moines Pastoral Counseling Center Board and President of the Iowa State Chapter of the P.E.O. Sisterhood.

Susan E. Voss (Director since February 21, 2014)

Ms. Voss’ nomination to the Board of Directors came through the recommendation of current Board members who were familiar with her high profile work in the insurance industry. The Board of Directors believes that Ms. Voss’ qualifications to serve as director includes her distinguished service in and extensive knowledge of the insurance industry. Ms. Voss currently serves on our Compensation and Risk Management Committees. Ms. Voss is an independent director as defined in the NASDAQ Listing Rules.

VOTE REQUIRED AND BOARD RECOMMENDATION
Directors in uncontested elections are elected by a plurality of the votes cast, represented either in person or by proxy, by the shares entitled to vote in the election at the Annual Meeting at which a quorum is present. The plurality voting standard for director elections is the default standard under the Iowa Business Corporation Act unless the articles of incorporation provide otherwise. The Company’s articles of incorporation do not specify the voting standard for director elections. In tabulating the voting results for the election of directors, “FOR” votes are counted in favor of the election of a director, and “WITHHOLD” votes are counted against the election of a director. Abstentions will not affect the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “WITHHOLD” votes are counted. Shareholders do not have the right to cumulate their votes in the election of directors.
The Board of Directors recommends a vote FOR the election to the Board of each of the nominees.

CONTINUING DIRECTORS NOT UP FOR ELECTION
The following individuals are continuing members of our Board of Directors who are not up for election at the Annual Meeting.
Directors (Class C) – Terms Expiring in 2015

Mr. Drahozal, 52, is an internationally known legal scholar. He is the John M. Rounds Professor of Law and Associate Dean for Research and Faculty Development at the University of Kansas School of Law in Lawrence, Kansas, where he has taught since 1994. Since 2012, Mr. Drahozal has also served as special advisor to the Consumer Financial Protection Bureau, a government agency headquartered in Washington, D.C., on its statutorily-mandated study of arbitration clauses in consumer financial services contracts. Prior to teaching, Mr. Drahozal was in private law practice in Washington, D.C., and served as a law clerk for the Iran-U.S. Claims Tribunal, the United States Court of Appeals for the Fifth Circuit and the United States Supreme Court. Mr. Drahozal is a first cousin by marriage to Mr. Carlton.
Mr. Drahozal currently serves on our Audit, Compensation and Risk Management Committees. The Board of Directors believes that Mr. Drahozal’s qualifications to serve as director include his legal background and his knowledge of the insurance industry and our Company, gained from his many years of service to us. Mr. Drahozal is an independent director as defined in the NASDAQ Listing Rules.

Christopher R. Drahozal (Director since 1997)

Mr. Evans, 65, became Chairman of our Board of Directors in October 2009. He has served us as a director since 1995 and as Vice Chairman from 1997 to 2009. Mr. Evans has a very strong business background and currently holds the position of President of The Hall-Perrine Foundation, a private philanthropic corporation located in Cedar Rapids, Iowa. He has held that position since 1996. From 1993 to 1995, he served as President of SCI Financial Group, a regional financial services firm located in Cedar Rapids that provided brokerage, insurance and related services to its clients.
Mr. Evans has extensive experience with public companies. He currently serves on the Board of Trustees of 208 registered investment companies in the Nuveen Funds complex. He has served as a director of Alliant Energy Corporation of Madison, Wisconsin, a utility company that has a class of securities registered pursuant to Section 12 of the Exchange Act, and as a director of the Federal Reserve Bank of Chicago. Mr. Evans is also a former member of the Iowa Board of Regents, which oversees the state’s public university system.
Mr. Evans is a member of our Audit, Investment and Nominating and Governance Committees. He also serves as Chair of our Executive Committee. As a long-serving director of our Company, Mr. Evans has gained broad knowledge of the insurance industry generally and our Company in particular. The Board of Directors believes that Mr. Evans’ qualifications to serve as director include his business acumen, executive leadership, management experience, and extensive experience with public companies and our Company. Mr. Evans is an independent director as defined in the NASDAQ Listing Rules.

Jack B. Evans (Director since 1995)

Mr. Milligan, 57, has a strong business background, with service since 1985 as President of The Graham Group, Inc., of Des Moines, Iowa. The Graham Group, Inc. consists of a real estate firm specializing in developing office buildings and a construction firm specializing in constructing hospital facilities. Since 2005, Mr. Milligan has also served as a director of West Bancorporation, Inc. of West Des Moines, Iowa, a bank holding company that has a class of securities registered pursuant to Section 12 of the Exchange Act. As a member of the West Bancorporation, Inc. board of directors, Mr. Milligan serves on their audit committee, loan committee, and nominating and governance committee. Mr. Milligan previously served as director of Allied Life Insurance Company, which had a class of securities registered pursuant to Section 12 of the Exchange Act at the time of his service. Mr. Milligan is a long-time community leader and supporter, being active with the Boy Scouts of America, the Dowling Foundation, Mercy Hospital Foundation and Simpson College.
Mr. Milligan serves as chair of our Investment Committee and as a member of our Audit and Nominating and Governance Committees. The Board of Directors believes that Mr. Milligan’s qualifications to serve as director include his business acumen, executive leadership, management experience, and extensive experience with public companies, as well as his knowledge of the insurance industry and our Company. Mr. Milligan is an independent director as defined in the NASDAQ Listing Rules.

George D. Milligan(Director since 1999)

Mr. Phillips, 45, is the founder and President of Investors’ Actuarial Services, LLC, a consulting firm, founded in 2010 and based in Timonium, Maryland, that provides actuarial services to institutional investors. He is also an Adjunct Professor at the Notre Dame of Maryland University and Towson University, both in Baltimore, Maryland, where he teaches undergraduate- and graduate-level finance classes. Mr. Phillips has significant insurance industry experience, having served from 2005 to 2010 as Vice President and sell-side equity research analyst covering small- and mid-cap insurers (including United Fire Group, Inc.) in the Baltimore, Maryland office of Stifel, Nicolaus & Co., Inc., a full-service regional brokerage and investment banking firm headquartered in St. Louis, Missouri. Mr. Phillips is an actuary and an associate of the Casualty Actuarial Society. He spent more than ten years as a reserving actuary for insurance companies including Zurich Insurance Group, the Travelers Insurance Corporation and GMAC Reinsurance Corporation, among others. From 2002 to 2004, Mr. Phillips served as a consulting actuary in the Philadelphia office of Milliman, Inc., a preeminent international actuarial consulting firm.
Mr. Phillips serves on our Compensation and Risk Management Committees. The Board of Directors believes that Mr. Phillips’ qualifications to serve as director include his extensive knowledge of the insurance industry gained from his many years of working in and analyzing the industry. Mr. Phillips is an independent director as defined in the NASDAQ Listing Rules.

Michael W. Phillips (Director since 2012)

Directors (Class B) – Terms Expiring in 2016

Mr. Besong, 60, is Senior Vice President of e-Business and Chief Information Officer for Rockwell Collins, a Fortune 500 company based in Cedar Rapids, Iowa, that provides aviation electronics for both commercial and military aircraft and that has a class of securities registered pursuant to Section 12 of the Exchange Act. He was appointed Senior Vice President and Chief Information Officer in 2003. Beginning in 1979, when he joined Rockwell Collins as a chemical engineer, Mr. Besong has held management roles having increasingly more responsibility within the company including, vice president of e-Business and Lean ElectronicsSM, head of the SAP initiative and Director of the Printed Circuits and Fabrication businesses.
Mr. Besong is a strong community supporter and member of various industry and community boards. He serves on the boards of directors of Lean Aerospace Initiative (LAI), Junior Achievement (Cedar Rapids area), Mercy Medical Center, Iowa Public Television Foundation and Technology Association of Iowa (TAI) CIO Advisory Board; he serves as a member and former chair of the executive board of TAI.
Mr. Besong’s business background provides him with a very strong understanding of technological advances critical to the insurance industry. The Board of Directors believes that Mr. Besong’s qualifications to serve as director include his business acumen and distinguished management career as an officer and information technology expert of a Fortune 500 company. Mr. Besong currently serves on our Audit and Risk Management Committees. Mr. Besong is an independent director as defined in the NASDAQ Listing Rules.

John-Paul E. Besong (Director since 2013)

Mr. Noyce, 57, has a strong business, accounting and insurance industry background, with extensive public company experience. Before retiring, Mr. Noyce had nearly three decades of experience in the financial services industry, most recently as Chief Executive Officer and director of FBL Financial Group, Inc. (“FBL”), an insurance holding company headquartered in West Des Moines, Iowa. While at FBL, Mr. Noyce served as Chief Executive Officer and director from January 2007 until May 2009, Chief Financial Officer from January 1996 until January 2007 and Chief Administrative Officer from July 2002 until January 2007. From January 2000 to July 2002 he was Executive Vice President and General Manager of the property-casualty companies managed by FBL. Mr. Noyce began his employment with FBL and its affiliates in 1985. From August 2009 until November 2010, Mr. Noyce served as the Senior Advisor and Major Gifts Officer for the Athletics Department of Drake University, a private university in Des Moines, Iowa.
Mr. Noyce has held or still holds numerous professional certifications and designations including certified public accountant; Fellow, Casualty Actuarial Society; Associate, Society of Actuaries; Fellow, Life Management Institute; and Member, American Academy of Actuaries. He was named Outstanding CPA in Business and Industry by the Iowa Society of CPAs and was inducted into the American Institute of Certified Public Accountants’ Business and Industry Hall of Fame in 2007.
Since August 2009, Mr. Noyce has been a director of West Bancorporation, Inc., West Des Moines, Iowa, a bank holding company that has a class of securities registered pursuant to Section 12 of the Exchange Act. Mr. Noyce serves as the audit committee chair of West Bancorporation, Inc. He also serves or has served on several community boards, including the United Way of Central Iowa, the Greater Des Moines Partnership, Grandview University, Special Olympics Iowa, and the Mid-Iowa Council of Boy Scouts of America.

James W. Noyce (Director since 2009)

Mr. Noyce serves as the chair of our Audit Committee and has the professional and business experience to qualify as an audit committee financial expert as defined by Item 407(d)(5) of Regulation S-K under the Exchange Act. Mr. Noyce also serves on our Compensation and Nominating and Governance Committees. The Board of Directors believes that Mr. Noyce’s qualifications to serve as director include his extensive background and experience in the insurance industry and his public company, executive leadership and management experience. Mr. Noyce is an independent director as defined in the NASDAQ Listing Rules.

Ms. Quass, 64, is President and Chief Executive Officer of NRG Media, LLC, headquartered in Cedar Rapids, Iowa, a position that she has held since 2005. NRG Media, LLC is a broadcast group consisting of 42 analog radio stations and 20 digital streaming radio stations in the Midwest. Ms. Quass previously served as President and Chief Executive Officer of New Radio Group, LLC, from 2002-2005. She also served as President and CEO of Central Star, a division of Capstar Broadcasting Partners, Inc. from 1998 through the merger of Capstar Broadcasting Partners, Inc. in 2001 into AMFM. She purchased her first radio stations in 1988, with the formation of QBC.
Ms. Quass has a strong business background and has been a long time community leader and supporter. She serves on the board of directors for Involta, a leading provider of data center services in Cedar Rapids, Iowa; Van Meter Inc., a distributer of electrical and mechanical supplies, services and solutions in Cedar Rapids, Iowa; and the Cedar Rapids, Iowa region of U.S. Bank. Ms. Quass’ service extends to community boards as Chair for Mercy Medical Center in Cedar Rapids, Iowa; Past Chair of the Entrepreneurial Development Center, a public/private sponsored business accelerator in Cedar Rapids, Iowa; Trustee of United Way East Central Iowa; and past Chair of the Cedar Rapids Chamber of Commerce.
Ms. Quass is involved in professional organizations including service on the Board of Directors of the National Association of Broadcasters and the Radio Advertising Bureau Executive Committee, and as Treasurer of the QMac IBA Foundation and past Chair of the Iowa Broadcasters Association. Ms. Quass has been recognized by the broadcast industry. Radio Ink Magazine named her Broadcaster of the Year for 1999, and one of the 40 Most Powerful Broadcasters for 2005 through 2010. She has been inducted into the Iowa Broadcasters Association Hall of Fame and is the recipient of the Rivers Humanitarian Award.
Her service as our director provides her with a very strong understanding of the insurance industry in general and our business operations in particular. Ms. Quass is Chair of our Compensation Committee and also serves on our Risk Management Committee. The Board of Directors believes that Ms. Quass’ qualifications to serve as director include her executive leadership, management experience and understanding of the insurance industry. Ms. Quass is an independent director as defined in the NASDAQ Listing Rules.

Mary K. Quass (Director since 1998)

Mr. Rife, 71, served as our President from 1997 until 2007 and as our Chief Executive Officer from 2000 until 2007. He also served as President of our life insurance subsidiary, United Life Insurance Company (“United Life”), from 1984 until his retirement in June 2009. He began his service with us in 1976 as a marketing representative for United Life. Based on his 33 years of service with our group, Mr. Rife has a very extensive background in and knowledge of our Company including both the property-casualty and life insurance segments. Mr. Rife holds the Chartered Life Underwriter professional insurance designation. Mr. Rife was elected Vice Chairman of our Board in 2009.
Mr. Rife is an active member of the community. He serves as a Director, President and Treasurer of The McIntyre Foundation, a private charitable corporation, and as Vice President and Treasurer of the 2001 Development Corporation, which engages in economic development projects in the downtown area of Cedar Rapids, Iowa. Mr. Rife also serves on the board of trustees of the United Way of East Central Iowa and Mercy Medical Center in Cedar Rapids, Iowa and as a director of the Mount Vernon Community Schools Foundation and the Community Resiliency Project, Inc. Mr. Rife is a past board member of QCR Holdings, Inc., a multi-bank holding company headquartered in Moline, Illinois, that has a class of securities registered pursuant to Section 12 of the Exchange Act. While he was a board member of QCR Holdings, Inc., Mr. Rife served on the executive committee. He also served as a board member of Cedar Rapids Bank & Trust, a subsidiary of QCR holdings, Inc., and as chairman of the loan committee of the board. Mr. Rife is a past board member of the Cedar Rapids Area Chamber of Commerce and Cedar Rapids Metro Economic Alliance.
Mr. Rife currently serves on our Executive, Investment and Risk Management Committees. The Board of Directors believes that Mr. Rife’s qualifications to serve as director include his long service with our organization, understanding of the insurance industry, and his executive leadership and management experience. Mr. Rife is an independent director as defined in the NASDAQ Listing Rules.

John A. Rife (Director since 1998)

Mr. Skogman, 63, possesses a strong business background. Since 1990, he has served as President of Skogman Construction Co. of Iowa, a company that specializes in residential construction and real estate sales, primarily in Cedar Rapids, Iowa. Skogman Homes has built over 6,000 homes since Mr. Skogman became President and was recognized as the 166th largest builder in the country for 2012. With over 220 agents, Skogman Realty is recognized as the 65th largest independent real estate company in the country. Mr. Skogman also owns an interest in a property-casualty insurance agency. He was inducted into the Cedar Rapids Area Homebuilders Association Hall of Fame.
Mr. Skogman is a long-time active community leader and supporter, with service to many diverse organizations including as director and past Chairman of the Board of Mercy Medical Center and as a director on the Board of the National Czech & Slovak Museum & Library, in Cedar Rapids, Iowa. Mr. Skogman is a past director of the Cedar Rapids Chamber of Commerce and is a past chair of Cedar Rapids Metro Economic Alliance, an economic development organization.
Mr. Skogman currently chairs our Nominating and Governance Committee and serves as a member of our Audit, Executive and Investment Committees. Through his prior business experience and his service to us, Mr. Skogman has a broad and strong understanding of our Company and our business. The Board of Directors believes that Mr. Skogman’s qualifications to serve as director include his business acumen, executive leadership, management experience and his understanding of the insurance industry, gained from his many years of service to our Company. Mr. Skogman is an independent director as defined in the NASDAQ Listing Rules.

Kyle D. Skogman (Director since 2000)

DIRECTOR RELATIONSHIPS
None of the directors or nominees holds a directorship in any other company that has a class of securities registered under Section 12 or subject to Section 15(d) of the Exchange Act or is registered as an investment company under the Investment Company Act of 1940, except as follows: Mr. Evans is a member of the Board of Trustees of 208 registered investment companies in the Nuveen Funds fund complex; Mr. Hultquist is a director of QCR Holdings, Inc.; and Messrs. Milligan and Noyce are directors of West Bancorporation, Inc.
PROPOSAL TWO – AMENDMENTS TO UNITED FIRE GROUP, INC.’S STOCK PLAN
DESCRIPTION OF THE PLAN
Our Board of Directors has adopted, subject to shareholder approval, amendments to the United Fire & Casualty Company 2008 Stock Plan (“Stock Plan”). These amendments increase from 1,900,000 to 3,400,000 the number of shares of Company Common Stock that may be issued under the Stock Plan, add a provision allowing for the recovery of erroneously awarded compensation and officially rename the Stock Plan the United Fire Group, Inc. Stock Plan. As of March 21, 2014, only 40,361 shares remained available to be awarded under the Stock Plan. Given the limited number of shares that currently remain available under the Stock Plan, the Board of Directors believes it is important that the amendments to the Stock Plan be approved in order to maintain the Company’s ability to attract and retain key personnel and continue to provide them with strong incentives to contribute to our future success.
Approval of the amendments to the Stock Plan will also constitute approval, for purposes of Section 162(m) of the Internal Revenue Code (the “Code”), of the performance measures and per-person limits contained in the Stock Plan as described below that will be used in connection with awards under the Stock Plan that are intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code. Regulations under Section 162(m) of the Code require that performance goals be approved by the shareholders.
The amendments to the Stock Plan become effective upon shareholder approval. The following summary description of the Stock Plan, as proposed to be amended, is qualified in its entirety by reference to the full text of the Stock Plan, as amended, that is attached to this proxy statement as Appendix A.
Nature and Purpose of the Stock Plan
The Stock Plan authorizes our Board of Directors to grant to individuals in positions of substantial responsibility awards of incentive stock options, nonqualified stock options, stock awards, or stock appreciation rights (“SARs”) (collectively “Awards”). Such Awards may be granted alone, in tandem, or in addition to other Awards. The purpose of the Stock Plan is to advance the interests of our Company through the attraction, motivation, and retention of qualified individuals. The Stock Plan provides a means for individual employees to increase their equity ownership in our Company. By increasing their equity ownership, their economic interests will more closely align with those of our other shareholders, and they will have an additional incentive to contribute to our Company’s success.
Shares of Stock Subject to the Stock Plan
The Stock Plan originally reserved 1,900,000 shares of Company Common Stock that our Board of Directors could allocate among Awards. As of March 21, 2014, only 40,361 shares remained available to be awarded under the Stock Plan, and Awards covering 1,458,317 shares were outstanding under the Stock Plan. The proposed amendments increase the number of shares that may be issued under the Stock Plan from 1,900,000 to 3,400,000, which would allow for uninterrupted continuation of the Stock Plan. If the shareholders approve amendments to the Stock Plan, our Board of Directors will be able to grant up to an additional 1,500,000 shares before seeking future shareholder approval for a further increase in authorized shares.

If there is any change in the outstanding shares of Company Common Stock because of a merger, consolidation or reorganization, if our Board of Directors declares a stock dividend or stock split distributable in shares of Company Common Stock, or if there is a change in our capital stock structure affecting Company Common Stock, the number of shares of Company Common Stock reserved for issuance under the Stock Plan will be adjusted accordingly to prevent either dilution or enlargement of Awards granted under the Stock Plan.
Administration
The Stock Plan is administered by our Board of Directors and the Compensation Committee.
Plan Term
The Stock Plan was originally effective August 21, 1998. Restatement of the Stock Plan was last approved by the shareholders on May 21, 2008 (retroactively effective February 15, 2008). These amendments to the Stock Plan are effective February 21, 2014, the date of their adoption by the Board of Directors, subject to approval by the Company’s shareholders. The Stock Plan shall continue in effect until terminated pursuant to action by the Board of Directors or by operation of law.
Eligibility
Incentive stock options may be granted only to our employees. Non-statutory stock options, stock awards and SARs may be granted to employees, as well as to persons to whom offers of employment have been extended. The Compensation Committee or the Board of Directors, in their discretion, will select the individuals to whom Awards will be granted, the time or times at which such Awards are granted, and the number of shares subject to each grant. As of March 21, 2014, approximately 930 employees were eligible to participate under the Stock Plan.
Limitations
The Stock Plan provides that the maximum aggregate number of shares of Company Common Stock underlying all Awards to be granted to any individual in any single fiscal year shall not exceed 200,000 shares for options or SARs, or 100,000 shares for stock awards. These per person limits will be increased, in both cases proportionately, in the event of any stock split, stock dividend or similar event with respect to Company Common Stock.
Terms, Restrictions, and Conditions of Awards
Each Award under the Stock Plan must be evidenced by a written agreement between us and the individual awardee specifying the number of shares and the other terms and conditions of the Award. Awards are subject to the following additional terms and conditions:
Exercise Price
The Compensation Committee or the Board of Directors will determine the exercise price for the shares of Company Common Stock underlying each Award at the time the Award is granted. The exercise price for shares under a stock option may not be less than 100% of the fair market value of the Company Common Stock on the date such option is granted. Any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or of any parent or subsidiary corporation must have an exercise price equal to at least 110% of the fair market value of a share of Company Common Stock on the date of grant.
Repricing Prohibited
The Stock Plan expressly provides that, without the approval of shareholders, no Award may be repriced, replaced, regranted through cancellation, or modified (except in connection with a change in the Company’s capitalization), if the effect would be to reduce the exercise price for the shares underlying such award.

Exercise of Award; Form of Consideration
The Compensation Committee or the Board of Directors will determine when Awards become exercisable. The means of payment for shares issued upon exercise of an Award will be specified in each award agreement. The Stock Plan permits payment to be made by cash, check, broker assisted same day sales, and, in the case of certain executive officers, by delivery of other shares of Company Common Stock which they have owned for six (6) months or more as of the exercise date. For non-statutory stock options, stock grants, and stock received upon the exercise of SARs, the option holder or stock recipient must also pay the Company, at the time of purchase, the amount of federal, state, and local withholding taxes required to be withheld by the Company.
Term of Award
The Board of Directors has the discretion to set the term of each Award; provided, however, the term of an Award may be no more than ten (10) years from the date of grant. No Award may be exercised after the expiration of its term.
Death or Disability
If an awardee’s employment terminates as a result of his or her death, then all Awards he or she could have exercised at the date of death, or would have been able to exercise within the following twelve (12) months if the employment had continued, may be exercised within the twelve (12) month period following the awardee’s death by his or her estate or by the person who acquires the exercise right by bequest or inheritance. In addition, if an awardee’s employment terminates as a result of the awardee’s total and permanent disability, then the awardee may, within twelve (12) months after the termination, exercise all Awards he or she could have exercised at the termination date, or would have been able to exercise within the twelve (12) month period following the termination if the employment had continued, provided that no such Award may be exercised after expiration of the term specified in the Award agreement.
Nontransferability of Awards
Unless otherwise determined by the Compensation Committee or the Board of Directors, Awards granted under the Stock Plan are not transferable other than by will or the laws of descent and distribution and may be exercised during the awardee’s lifetime only by the awardee.
Other Provisions
An Award agreement may contain other terms, provisions, and conditions not inconsistent with the Stock Plan, as may be determined by the Compensation Committee or the Board of Directors.
Stock Awards
Stock awards may be granted alone, in addition to, or in tandem with other Awards under the Stock Plan. Unless the Compensation Committee or the Board of Directors determines otherwise, the stock award agreement will provide that any non-vested stock is forfeited back to us upon the awardee’s termination of employment for any reason. The forfeiture provisions for the non-vested stock will lapse at a rate determined by the Compensation Committee or the Board of Directors.
Stock awards may be granted in the form of a stock bonus, a stock purchase right or restricted stock. The purchase price for shares issuable under each stock purchase right (and, if applicable, restricted stock) will be established by the Compensation Committee or the Board of Directors in their discretion and may be paid in cash, by check, in cash equivalent or by such other lawful consideration as approved by the Compensation Committee. No monetary payment is required for receipt of shares pursuant to a stock bonus, the consideration for which is services rendered by the participant, except that the participant must furnish consideration in the form of cash or past services rendered having a value not less than the par value of the shares acquired, to the extent required by law.
Stock awards may be granted by the Compensation Committee subject to such restrictions for such periods as determined by the Compensation Committee and set forth in a written agreement between us and the participant, and neither the Award nor the shares acquired pursuant to the Award may be sold or otherwise transferred or pledged until the restrictions lapse or are terminated. Restrictions may lapse in full or in installments on the basis of the participant’s continued service or other factors, such as the attainment of performance goals established by the Compensation Committee or the Board of Directors.
Stock Appreciation Rights
SARs may be granted alone (Stand-Alone SARs), in addition to, or in tandem (Tandem SARs) with other Awards under the Stock Plan. Upon exercise of a Stand-Alone SAR, the awardee will be entitled to receive the excess of the fair market value on the exercise date of the common shares underlying the SARs over the aggregate base price applicable to such shares; provided that the base price per share may not be less than the fair market value of such shares on the grant date. An awardee granted a Tandem SAR will be required to elect between exercising the underlying option and surrendering the option in exchange for a distribution from us equal to the excess of the fair market value on the surrender date of the shares that could have been acquired under the option over the aggregate exercise price payable for such shares. Any such surrender must be first approved by the Compensation Committee or the Board of Directors. Distributions to the awardee may be made in Company Common Stock, in cash, or in a combination of stock and cash, as determined by the Compensation Committee or the Board of Directors.
Performance Awards
The Compensation Committee or the Board of Directors may grant stock awards subject to such conditions and the attainment of such performance goals over such periods as the Compensation Committee or the Board of Directors determines in writing and sets forth in a written agreement between us and the participant. Performance awards will specify a predetermined amount of performance shares that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period.
Performance Measures
The Compensation Committee or the Board of Directors may, but need not, determine that an Award shall vest or be granted subject to the satisfaction of one or more performance goals. Performance goals for Awards will be determined by the Compensation Committee or the Board of Directors and will be designed to support the Company’s business strategy and align executives’ interests with customer and shareholder interests. For Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, performance goals will be based on one or more of the following business criteria: premium volume, revenues, customer satisfaction, expenses, organizational health/productivity, earnings (which includes similar measurements such as net profits, operating profits, and net income, and which may be calculated before or after taxes, interest, depreciation, amortization or taxes), cash flow, shareholder return, return on equity, return on assets, return on investments, working capital, and/or stock price. These criteria may be measured, individually, alternatively or in any combination; with respect to the Company, a subsidiary, division, business unit, product line, product or any combination of the foregoing; on an absolute basis, or relative to a target, to a designated comparison group, to results in other periods or to other external measures; and including or excluding items that could affect the measurement, such as extraordinary or unusual and nonrecurring gains or losses, litigation or claim judgments or settlements, material changes in tax laws, acquisitions or divestitures, the cumulative effect of accounting changes, asset write-downs, restructuring charges, or the results of discontinued operations.
Adjustments upon Changes in Capitalization, Merger or Sale of Assets
If Company Common Stock changes by reason of any stock split, dividend, combination, reclassification or other similar change in our capital structure effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Stock Plan, the number and class of shares of stock subject to any Award outstanding under the Stock Plan, and the exercise price for shares subject to any such outstanding Award.

Amendment and Termination of the Stock Plan
The Board may amend, alter, suspend or terminate the Stock Plan, or any part thereof, at any time and for any reason. However, we will obtain shareholder approval for any amendment to the Stock Plan to the extent necessary and desirable to comply with applicable laws. No such action by the Board or shareholders may alter or impair any Award previously granted under the Stock Plan without the written consent of the awardee. The Stock Plan shall remain in effect until terminated by action of the Board of Directors or operation of law.
Summary of Federal Income Tax Consequences of the Stock Plan
The following summary is intended only as a general guide to the current U.S. federal income tax consequences of participation in the Stock Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable.
Incentive Stock Options
A participant recognizes no taxable ordinary income as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.
If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.
Generally, if the participant disposes of the stock before the expiration of either of those holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.
Nonqualified Stock Options
Options not designated or qualifying as incentive stock options are nonqualified stock options having no special tax status. A participant generally recognizes no taxable ordinary income as the result of the grant of such an option. Upon exercise of a nonqualified stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the date of purchase. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.
Upon the disposition of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.

Stock Appreciation Rights
A participant recognizes no taxable ordinary income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of Company Common Stock on the exercise date over the exercise price. Such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.
Stock Awards
A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and the participant’s purchase price, if any. Such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable, or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.
A participant will recognize compensation taxable as ordinary income at the time a stock bonus is granted. Such ordinary income generally is subject to withholding of income and employment taxes. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.
Performance Awards
A participant generally will recognize no income upon the grant of a performance award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any unrestricted shares received. Such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above in “Stock Awards.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date,” will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Potential Limitation on Deductions
Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to each covered employee exceeds $1 million. It is possible that compensation attributable to awards granted under the Stock Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. However, certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation.

In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if: (i) such awards are granted by a Compensation Committee comprised solely of “outside directors,” (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the terms of the plan, including the per-employee limitation on grant size, are approved by the shareholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. It is intended that the Compensation Committee may grant options and stock appreciation rights under the Stock Plan that qualify as performance-based compensation that is exempt from the $1 million deduction limitation.
Compensation attributable to stock bonus awards, stock purchase rights, restricted stock awards, and performance awards will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or vests) based upon the achievement of an objective performance goal established in writing by the Compensation Committee in accordance with the timing requirements under Section 162(m) of the Code and while the outcome is substantially uncertain, (iii) the Compensation Committee certifies in writing prior to the grant (or vesting, as applicable) of the award that the performance goal has been satisfied, and (iv) prior to the issuance, shareholders have approved the material terms of the plan (including the class of employees eligible for awards, the business criteria on which the performance goals may be based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of performance goals). It is intended that the Compensation Committee may grant performance awards under the Stock Plan that qualify as performance-based compensation that is exempt from the $1 million deduction limitation.
Prior Awards
The following table sets forth the number of stock options and shares of restricted stock that have been granted during the most recent grant and over the lifetime of the Stock Plan to the individuals and groups indicated as of the date of this proxy statement:

	February 21, 2014 Grants		Since inception through March 21, 2014
Name	Stock Options	Restricted Stock	Stock Options	Restricted Stock
Randy A. Ramlo	29,624	9,151	121,373	25,696
Dianne M. Lyons	14,598	4,510	73,439	12,853
Michael T. Wilkins	15,971	4,934	74,099	13,991
Barrie W. Ernst	9,506	2,937	67,249	9,528
Neal R. Scharmer	8,041	2,484	40,303	7,172
All current executive officers	89,829	27,750	432,401	78,442
All grants to current and former employees (other than current executive officers)	180,673	15,036	1,440,387	39,999
The closing price of our common stock on March 21, 2014 was $29.56.
VOTE REQUIRED AND BOARD RECOMMENDATION
Approval of the resolution regarding amendments to the United Fire Group, Inc. Stock Plan requires the affirmative vote of the holders of at least a majority of the shares of Company Common Stock, represented either in person or by proxy, entitled to vote at the Annual Meeting.
The Board of Directors recommends a vote FOR the approval of the amendments to the United Fire Group, Inc. Stock Plan.

PROPOSAL THREE – RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for 2014 and has directed that management submit the selection of the independent registered public accounting firm to shareholders for ratification at the Annual Meeting. Ernst & Young LLP has served as our independent registered public accounting firm since 2002. Representatives from Ernst & Young LLP will attend the Annual Meeting, will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate shareholder questions. Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our articles of incorporation, bylaws or otherwise, the Board of Directors is seeking ratification as a matter of good corporate governance. The Audit Committee will consider the outcome of this vote in future deliberations regarding the appointment of our independent registered public accounting firm.
FEES BILLED TO UNITED FIRE GROUP, INC. DURING 2013 AND 2012
The following table represents the total fees billed, or expected to be billed, for services rendered to us by Ernst & Young LLP for the fiscal years ended December 31, 2013, and December 31, 2012, respectively:

Services	2013 Fees	2012 Fees
Audit (1)	$1,384,000	$1,330,000
Audit-Related (2)	55,000	55,000
Tax (3)	117,800	83,945
All Other (4)	—	—
Total Fees:	$1,556,800	$1,468,945

(1)
Audit Fees. “Audit” fees consist of fees for professional services rendered for the audit of United Fire Group, Inc.’s Consolidated Financial Statements and internal control over financial reporting, review of the interim Consolidated Financial Statements included in quarterly reports, services that are normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements, and services that generally only the independent registered public accounting firm can reasonably provide.

(2)
Audit-Related Fees. “Audit-Related” fees consist of fees for assurance and related services that are traditionally performed by the independent registered public accounting firm and are reasonably related to the performance of the audit or the review of our financial statements, but are not reported as “Audit” fees. Audit-related fees billed to us by Ernst & Young LLP in 2013 and 2012 related to the audit of our employee benefit plans, including our 401(k) Plan and our defined benefit pension plan.

(3)	Tax Fees. Tax fees billed to us by Ernst & Young LLP in 2013 and 2012 related to tax compliance, tax advice, or tax planning services rendered to us.

(4)	All Other Fees. During 2013 and 2012, there were no fees billed to us by Ernst & Young LLP for any professional services rendered other than those described above.
AUDIT COMMITTEE PRE-APPROVAL
The Audit Committee of our Board of Directors is governed by a charter that requires the Audit Committee to appoint, evaluate, and oversee our independent registered public accounting firm. As part of its responsibilities, the Audit Committee reviews and approves the provision of all audit and non-audit services for the purpose of assuring the independence of our independent auditors. The Audit Committee preapproved all of the services provided and the fees charged by Ernst & Young LLP during 2013 and 2012.

VOTE REQUIRED AND BOARD RECOMMENDATION
Ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014 requires the affirmative vote of the holders of at least a majority of the shares of Company Common Stock, represented either in person or by proxy, entitled to vote at the Annual Meeting.
The Audit Committee and the Board of Directors recommend a vote FOR ratification of the Audit Committee’s appointment of Ernst & Young LLP as United Fire Group, Inc.’s independent registered public accounting firm for 2014.

REPORT OF THE AUDIT COMMITTEE*
March 2014
The Audit Committee reviews United Fire Group, Inc.’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process, including the system of internal controls. In accordance with standards established by the Public Company Accounting Oversight Board (United States), Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an audit of United Fire Group, Inc.’s Consolidated Financial Statements, assessing the effectiveness of United Fire Group, Inc.’s internal control over financial reporting and issuing reports thereon. The Audit Committee monitors these processes. The Audit Committee consists entirely of independent directors and operates pursuant to a charter adopted by it and by the Board of Directors. The Audit Committee met seven (7) times during 2013.
The Audit Committee has:

•	reviewed and discussed the audited Consolidated Financial Statements with management;

•	discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board;

•
received from Ernst & Young LLP the written disclosures regarding the auditors' independence required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence; and

•	discussed with the independent auditors, the auditors' independence.
The Audit Committee has discussed with United Fire Group, Inc.’s internal auditor and with Ernst & Young LLP the overall scope and plans for their respective audits. The Audit Committee met with the internal auditor and Ernst & Young LLP both with and without management present, to discuss the results of their examinations, the evaluations of United Fire Group, Inc.’s internal controls and the overall quality of United Fire Group, Inc.’s financial reporting process.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited Consolidated Financial Statements be included in United Fire Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission. The Audit Committee appointed Ernst & Young LLP as United Fire Group, Inc.’s independent registered public accounting firm for the year ending December 31, 2014 and recommends that the shareholders ratify the appointment.
Audit Committee Members
James W. Noyce, Chair
John-Paul E. Besong
Scott L. Carlton
Christopher R. Drahozal
Jack B. Evans
George D. Milligan
Kyle D. Skogman

*
This report is not “soliciting material” and is not deemed “filed” with the Securities and Exchange Commission (“SEC”). The incorporation by reference of this proxy statement into any document filed with the SEC by the Company shall not be deemed to include this report unless such report is specifically stated to be incorporated by reference into such document.

PROPOSAL FOUR – SHAREHOLDER ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
SAY-ON-PAY ADVISORY VOTE
As required pursuant to Section 14A of the Exchange Act, shareholders have the opportunity to vote, on a non-binding advisory basis, on the compensation of our named executive officers (“Say-on-Pay Vote”). Our Board of Directors is committed to corporate governance best practices and recognizes the interest of shareholders in executive compensation matters. Although the vote is advisory and is not binding on the Board of Directors, the Compensation Committee will review the voting results. The Compensation Committee will consider the constructive feedback obtained through the shareholder advisory vote in making decisions about future compensation arrangements for our named executive officers.
Based on the voting results of the 2011 Annual Meeting with respect to the frequency of future Say-on-Pay votes, the Board has decided to include a Say-on-Pay vote in our proxy statement on an annual basis until the next required advisory vote on the frequency of future Say-on-Pay votes.
As discussed in the Compensation Discussion and Analysis section beginning on page 37 of this proxy statement, the Board of Directors believes that our current executive compensation program directly links executive compensation to our Company’s performance and aligns the interests of our named executive officers with those of our shareholders. For example:

•	Our executive compensation encourages executive decision-making that is aligned with the long-term interests of our shareholders.

•	Bonuses and equity awards for named executive officers are tied to specific performance goals.

•
We do not have any employment agreements with our executive officers, and we do not provide cash severance payments upon termination of employment or in connection with a change in control. However, our deferred compensation plan, which applies only to certain executive officers, including the named executive officers, provides for acceleration of vesting upon the occurrence of a change in control. For information regarding payments related to our defined benefit pension plan, options and restricted stock, see Potential Payments Upon Termination Or Change In Control - 2013 beginning on page 58 of this proxy statement.

•
We encourage long-term stock ownership by our executive officers with award features such as 20 percent vesting of stock option awards beginning on the first anniversary of the grant and no vesting of restricted stock until the fifth anniversary of the grant.

•	We have adopted stock ownership guidelines for our executive officers.

•	Our compensation uses a balance of short- and long-term performance metrics to encourage the efficient management of our business and minimize excessive risk-taking.
The Board of Directors believes that United Fire Group, Inc.’s executive compensation program is designed to meet the objectives discussed in the Compensation Discussion and Analysis section beginning on page 37 of this proxy statement. Accordingly, the Board recommends that shareholders vote in favor of the following resolution:
“RESOLVED, that the compensation paid to United Fire Group, Inc.’s named executive officers as described in this Proxy Statement under Executive Compensation, including the Compensation Discussion and Analysis section, the compensation tables and other narrative disclosure, contained therein, is hereby APPROVED.”

VOTE REQUIRED AND BOARD RECOMMENDATION
Approval of the resolution regarding the compensation of our executive officers requires the affirmative vote of a majority of the shares of Company Common Stock, represented either in person or by proxy, entitled to vote at the Annual Meeting.
The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth information as of March 21, 2014, with respect to persons known to us to beneficially own more than five percent of the Company Common Stock. Except as otherwise indicated, each of the shareholders listed in the following table has sole voting and investment power over the shares beneficially owned:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common	Dee Ann McIntyre 1218 Bishops Lodge Road Santa Fe, New Mexico 87501-1099	3,489,537	(1)	13.8%
Common	Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	2,151,163	(2)	8.5
Common	EARNEST Partners LLC 75 Fourteenth Street, Suite 2300 Atlanta, Georgia 30309	2,067,388	(3)	8.1
Common	BlackRock, Inc. 40 East 52nd Street New York, New York 10022	1,913,664	(4)	7.5

(1)
Based on a Schedule 13G (Amendment No. 4) filed with the SEC on February 13, 2014, the number of securities beneficially owned by Mrs. McIntyre as of December 31, 2013 includes: 2,504,999 shares for which Mrs. McIntyre holds sole voting and investment power; 491,863 shares for which Mrs. McIntyre holds shared voting and investment power. According to her Form 5 filed with the SEC on February 13, 2014, Mrs. McIntyre is also the lifetime beneficial owner of 449,675 shares held by the Dee Ann McIntyre Marital Election Trust dated October 6, 2009. According to Company records, Mrs. McIntyre holds stock options for 43,000 shares that are currently vested and exercisable on or before sixty (60) days from the date of this proxy statement.

(2)
Based on a Schedule 13G (Amendment No. 5) filed with the SEC on February 10, 2014, the number of securities beneficially owned by Dimensional Fund Advisors LP as of December 31, 2013 includes: 2,118,390 shares for which it holds sole voting power and 2,151,163 shares for which it holds sole investment power.

(3)
Based on a Schedule 13G (Amendment No. 12) filed with the SEC on February 11, 2014, the number of securities beneficially owned by EARNEST Partners, LLC as of December 31, 2013 includes: 863,615 shares for which it holds sole voting power, 282,254 shares for which it holds shared voting power and 2,067,388 shares for which it holds sole investment power.

(4)
Based on a Schedule 13G (Amendment No. 4) filed with the SEC on January 31, 2014, the number of securities beneficially owned by BlackRock, Inc. as of December 31, 2013 includes: 1,826,075 shares for which it holds sole voting power and 1,913,664 shares for which it holds sole investment power .

SECURITY OWNERSHIP OF MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our $0.001 par value Company Common Stock as of March 21, 2014, with respect to each of our directors, director nominees, named executive officers and all of our directors, director nominees and executive officers as a group.
As of March 21, 2014, we had 25,389,638 shares of $0.001 par value Company Common Stock outstanding. Except as otherwise indicated, each of the shareholders listed in the following table has sole voting and investment power over the shares beneficially owned:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Common	John-Paul E. Besong	879	(2)	*
Common	Scott L. Carlton	139,682	(3)	*
Common	Christopher R. Drahozal	897,597	(4)	3.5%
Common	Barrie W. Ernst	33,531	(5)	0.1
Common	Jack B. Evans	50,810	(6)	*
Common	Douglas M. Hultquist	15,029	(7)	*
Common	Dianne M. Lyons	39,614	(8)	0.2
Common	Casey D. Mahon	26,846	(9)	*
Common	George D. Milligan	27,605	(10)	*
Common	James W. Noyce	10,029	(11)	*
Common	Michael W. Phillips	3,934	(12)	*
Common	Mary K. Quass	21,562	(13)	*
Common	Randy A. Ramlo	73,433	(14)	0.3
Common	John A. Rife	594,769	(15)	2.3
Common	Neal R. Scharmer	25,930	(16)	0.1
Common	Kyle D. Skogman	36,112	(17)	*
Common	Susane E. Voss	100	(18)	*
Common	Michael T. Wilkins	268,568	(19)	1.1
Common	All directors and executive officers as a group (includes 19 persons)	1,807,723	(20)	7.1%
* Indicates directors with ownership of less than 1% percent.

(1)	The inclusion in this table of any shares shown as beneficially owned does not constitute admission of beneficial ownership.

(2)
Includes 528 shares owned individually by Mr. Besong and stock options for 351 shares that are exercisable by Mr. Besong on or before sixty (60) days from the date of this proxy statement. None of Mr. Besong’s shares are pledged as security.

(3)
Includes 103,933 shares owned individually by Mr. Carlton; 34,540 shares owned in accounts for the benefit of Mr. Carlton’s children; and stock options for 1,209 shares that are exercisable by Mr. Carlton on or before (60) days from the date of this proxy statement. None of these shares are pledged as security.

(4)
Includes 5,002 shares owned individually by Mr. Drahozal; 2,674 shares owned jointly by Mr. Drahozal and his wife; 243,086 shares owned individually by Mr. Drahozal’s wife; 74,714 shares owned in accounts for the benefit of Mr. Drahozal’s children; 491,863 shares owned by the McIntyre Foundation, of which Mr. Drahozal’s wife serves as one of three directors; 66,898 shares owned by the J. Scott McIntyre Trust FBO the Kaye Drahozal Family, of which Mr. Drahozal and his wife serve as co-trustees; and stock options for 13,360 shares that are exercisable by Mr. Drahozal on or before sixty (60) days from the date of this proxy statement. None of these shares are pledged as security.

(5)
Includes 1,337 shares owned individually by Mr. Ernst; 5,694 shares owned in a Company 401(k) account for Mr. Ernst’s benefit; 435 shares held in an ESOP account for Mr. Ernst’s benefit; 1,086 shares held individually by Mr. Ernst’s wife; and stock options for 24,979 shares that are exercisable by Mr. Ernst on or before sixty (60) days from the date of this proxy statement. None of these shares are pledged as security.

(6)
Includes 32,908 shares owned individually by Mr. Evans; 2,000 shares held in a 401(k) account for Mr. Evan’s benefit; 3,674 shares held in an individual retirement account for Mr. Evans’ benefit; 2,024 shares held in an IRA account for the benefit of Mr. Evans’ wife; and stock options for 10,204 shares that are exercisable by Mr. Evans on or before sixty (60) days from the date of this proxy statement. None of these shares are pledged as security.

(7)
Includes 5,002 shares owned individually by Mr. Hultquist and stock options for 10,027 shares that are exercisable by Mr. Hultquist on or before sixty (60) days from the date of this proxy statement. None of these shares are pledged as security.

(8)
Includes 2,481 shares owned individually by Ms. Lyons; 3,700 shares owned in a Company 401(k) account for Ms. Lyons’ benefit; 1,388 shares held in an ESOP account for Ms. Lyons’ benefit and stock options for 32,045 shares that are exercisable by Ms. Lyons on or before sixty (60) days from the date of this proxy statement. None of these shares are pledged as security.

(9)
Includes 10,486 shares owned individually by Ms. Mahon; 1,000 shares held in an individual retirement account for Ms. Mahon’s benefit; and stock options for 15,360 shares that are exercisable by Ms. Mahon on or before sixty (60) days from the date of this proxy statement. None of these shares are pledged as security.

(10)
Includes 12,245 shares owned individually by Mr. Milligan and stock options for 15,360 shares that are exercisable by Mr. Milligan on or before sixty (60) days from the date of this proxy statement. None of these shares are pledged as security.

(11)
Includes 3,002 shares owned individually by Mr. Noyce; 2,000 shares held in a trust account for Mr. Noyce’s wife and stock options for 5,027 shares that are exercisable by Mr. Noyce on or before sixty (60) days from the date of this proxy statement. None of these shares are pledged as security.

(12)
Includes 1,625 shares owned individually by Mr. Phillips; 1,100 shares held in an individual retirement account for Mr. Phillips’ benefit; and stock options for 1,209 shares that are exercisable by Mr. Phillips on or before sixty (60) days from the date of this proxy statement. None of these shares are pledged as security.

(13)
Includes 8,202 shares owned individually by Ms. Quass and stock options for 13,360 shares that are exercisable by Ms. Quass on or before sixty (60) days from the date of this proxy statement. None of these shares are pledged as security.

(14)
Includes 9,300 shares owned individually by Mr. Ramlo; 900 shares owned jointly by Mr. Ramlo and his wife; 350 shares owned individually by Mr. Ramlo’s wife; 1,741 shares held in an ESOP account for Mr. Ramlo’s benefit; and stock options for 61,142 shares that are exercisable by Mr. Ramlo on or before sixty (60) days from the date of this proxy statement. None of these shares are pledged as security.

(15)
Includes 1,002 shares owned individually by Mr. Rife; 25,661 shares owned jointly by Mr. Rife and his wife; 1,341 shares owned individually by Mr. Rife’s wife; 6,454 shares held in an individual retirement account for Mr. Rife’s benefit; 421 shares held in a simplified employee pension account for Mr. Rife’s benefit; 491,863 shares owned by the McIntyre Foundation, for which Mr. Rife serves as one of three directors; and stock options for 68,027 shares that are exercisable by Mr. Rife on or before sixty (60) days from the date of this proxy statement. None of these shares are pledged as security.

(16)
Includes 3,218 shares owned individually by Mr. Scharmer; 800 shares held in a Company 401(k) account for Mr. Scharmer’s benefit; 829 shares held in an ESOP account for Mr. Scharmer’s benefit; and stock options for 21,083 shares that are exercisable by Mr. Scharmer on or before sixty (60) days from the date of this proxy statement. None of these shares are pledged as security.

(17)
Includes 1,002 shares owned individually by Mr. Skogman; 200 shares held in an individual retirement account for Mr. Skogman’s benefit; 670 shares held in a simplified employee pension account for Mr. Skogman’s benefit; 16,230 shares owned jointly by Mr. Skogman and his wife; 2,500 shares owned by Mr. Skogman’s wife; 2,000 shares held in a trust account for Mr. Skogman’s wife; 150 shares held in an individual retirement account for the benefit of Mr. Skogman’s wife; and stock options for 13,360 shares that are exercisable by Mr. Skogman on or before sixty (60) days from the date of this proxy statement. None of these shares are pledged as security.

(18)	Includes 100 shares owned jointly by Ms. Voss and her husband. None of these shares are pledged as security.

(19)
Includes 7,285 shares owned individually by Mr. Wilkins; 2,272 shares held in a Company 401(k) account for Mr. Wilkins’ benefit; 220,468 shares held in the United Fire Group Employee Stock Ownership Plan for which Mr. Wilkins serves as one of two plan trustees (only 1,824 of these plan shares are held for Mr. Wilkins’ benefit); and stock options for 38,543 shares that are exercisable by Mr. Wilkins on or before sixty (60) days from the date of this proxy statement. Mr. Wilkins disclaims beneficial ownership of any shares owned by the United Fire Group Employee Stock Ownership Plan that are not allocated specifically for his benefit. None of the shares shown in the table as beneficially owned by Mr. Wilkins are pledged as security.

(20)
Because the shares owned by the McIntyre Foundation are attributed to both Mr. Drahozal and Mr. Rife., we have deducted 491,863 shares from the total number of shares owned by all officers, directors and director nominees to eliminate double counting.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
We have a stock plan that authorizes United Fire Group, Inc. to grant incentive stock options, non-qualified stock options, unrestricted and restricted stock, and stock appreciation rights to acquire 1,900,000 shares of Company Common Stock, with 353,649 shares available for future issuance at December 31, 2013. The plan is administered by our Board of Directors. The Board has the authority to determine which employees (including affiliate company employees) will receive incentive stock options, and which employees (including affiliate company employees) and persons to whom offers of employment have been extended will receive non-qualified stock options, stock awards, and stock appreciation rights. The Board also has authority to determine when plan awards will be granted and the terms and conditions of those awards. The Board may also take any action it deems necessary and appropriate for the administration of the plan. Stock options are granted to buy shares of our common stock at the market value of the stock on the date of grant. Stock options granted to date vest and are exercisable in installments of 20 percent of the number of shares covered by the option award each year from the grant date. To the extent not exercised, installments shall accumulate and be exercisable by the optionee, in whole or in part, in any subsequent year included in the option period, but not later than ten (10) years from the grant date. Stock options have historically been granted free of charge to eligible recipients as designated by the Board of Directors.

We have a non-qualified non-employee director stock option and restricted stock plan that authorizes United Fire Group, Inc. to grant restricted stock and non-qualified stock options to purchase 300,000 shares of United Fire Group, Inc.’s common stock, with 103,912 shares available for future issuance at December 31, 2013. The Board has the authority to determine which non-employee directors receive options and restricted stock, when options and restricted stock shall be granted, the option price, the option expiration date, the date of grant, the vesting schedule of options and restricted stock or whether the shares shall be immediately vested, the terms and conditions of options and restricted stock (other than those terms and conditions set forth in the plan) and the number of shares of common stock to be issued pursuant to an option agreement or restricted stock agreement. The Board may also take any action it deems necessary and appropriate for the administration of the plan.
The number of securities to be issued upon exercise of outstanding restricted awards and options awards and the number of securities available for future grant under our equity compensation plans at December 31, 2013, are displayed in the following table:
Equity Compensation Plan Information – 2013

Equity Compensation Plans Approved by Security Holders	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted-Average Exercise Price of Outstanding Stock Options, Warrants and Rights	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Nonqualified Stock Plan:
Nonqualified Incentive Stock Options	1,090,220	$28.23	353,649	(1)
Nonqualified Nonemployee Director Stock Option and Restricted Stock Plan:
Nonqualified Incentive Stock Options	181,490	$27.55	103,912	(2)
Total:	1,271,710	$28.14	457,561

(1)	All of the securities remaining available for issuance under this plan may be issued as unrestricted or restricted stock, stock options or stock appreciation rights.

(2)	All of the securities remaining available for issuance under this plan may be issued as either restricted stock or stock options.
At December 31, 2013, we had 54,809 shares of restricted stock awards outstanding under our Nonqualified Stock Plan, of which 29,360 were granted in May 2011 at a fair market value of $20.54 per share and 25,449 were granted in May 2013 at a fair market value of $23.96 per share. These awards become fully vested five years after their grant date. At December 31, 2013, we had 5,040 shares of restricted stock awards outstanding under our Nonqualified Nonemployee Director Stock Option and Restricted Stock Plan. These awards were granted in May 2013 at a fair market value of $29.52 per share and become fully vested one year after their grant date.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act, as amended, requires the Company’s directors, executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities (collectively “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership of Company Common Stock and other equity securities with the SEC. SEC regulations require us to identify in this proxy statement any Reporting Person who failed to timely file a report during the most recent calendar year. Based solely on our review of copies of reports filed under Section 16(a) and written representations made to us by Reporting Persons, we believe that all applicable filing requirements were complied with for the fiscal year ended December 31, 2013 with the following exception: a November 11, 2013 stock purchase by Douglas M. Hultquist was reported as a late filing on his Form 5 filed February 13, 2014.

EXECUTIVE OFFICERS
The table below shows the names, ages as of December 31, 2013, and positions held by each of our executive officers:

Name	Age	Position
Randy A. Ramlo	52	President and Chief Executive Officer
Michael T. Wilkins	50	Executive Vice President, Corporate Administration
Dianne M. Lyons	50	Vice President and Chief Financial Officer
David E. Conner	55	Vice President and Chief Claims Officer
Barrie W. Ernst	59	Vice President and Chief Investment Officer
Michael J. Sheeley	53	Vice President and Chief Operating Officer, United Life Insurance Company
Neal R. Scharmer	57	Vice President, General Counsel and Corporate Secretary
The business experience of Randy A. Ramlo is set forth on page 15 under the caption Director Nominees.
Michael T. Wilkins became our Executive Vice President, Corporate Administration, in May 2007. He was our Senior Vice President, Corporate Administration, from May 2004 until May 2007, our Vice President, Corporate Administration, from August 2002 until May 2004 and the resident Vice President in our Lincoln regional office from 1998 until 2002. Prior to 1998, Mr. Wilkins held various other positions within our Company since joining us in 1985.
Dianne M. Lyons was appointed Chief Financial Officer in May 2006. She was appointed Vice President in May 2003 and served as our Controller from 1999 until May 2006. Ms. Lyons has been employed by us in the accounting department since 1983.
David E. Conner was appointed our Vice President and Chief Claims Officer, effective January 1, 2005. Mr. Conner has served in various capacities within our claims department, including claims manager and Assistant Vice President, since joining us in 1998. Prior to joining us, Mr. Conner had more than 16 years of claims experience in the insurance industry.
Barrie W. Ernst joined us as our Vice President and Chief Investment Officer in August 2002. Previously, Mr. Ernst served as Senior Vice President of SCI Financial Group, Cedar Rapids, Iowa, where he worked from 1980 to 2002. SCI Financial Group was a regional financial services firm providing brokerage, insurance and related services to its clients.
Michael J. Sheeley was named Vice President and Chief Operating Officer of our life insurance subsidiary, United Life Insurance Company, in March 2011 after serving as Personal Lines Underwriting Manager from 1991 to 2011. Since joining us in 1985, Mr. Sheeley has served us in several capacities including as Commercial Underwriting Manager, Claims Supervisor and Commercial Underwriter.
Neal R. Scharmer was appointed our Vice President and General Counsel in May 2001 and Corporate Secretary in May 2006. He joined us in 1995.
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee of our Board of Directors is responsible for developing the philosophy and structure of the compensation program for our named executive officers. The Compensation Committee is also responsible for recommending the annual performance measures and compensation of our named executive officers and submitting those to the full Board of Directors for approval.

Executive Overview
Financial Results – Performance Highlights
Although the overall economy, the insurance market and the financial markets continued to present challenges for us and the insurance industry, in 2013 we experienced rate increases across nearly all lines of business. We also saw some positive signs in both the overall economy and the insurance industry, continuing a trend that started in late 2011.
Below is a brief summary of our fiscal year 2013 financial performance:

•	our return on equity increased to 10.1 percent, up from 5.6 percent in 2012;

•	our combined ratio decreased to 94.8 percent, down from 101.2 percent in 2012;

•	our net income increased to $76.1 million, up from $40.2 million in 2012;

•	our catastrophe losses totaled $30.2 million, down from $64.7 million in 2012; and

•	the book value of our common stock increased to $30.87, up from $28.90 in 2012.
Capital Management and Other Initiatives
Since 2011, we have been party to a $100.0 million credit agreement with a syndicate of financial institutions (the “Credit Facility”), with KeyBank National Association as the administrative agent. We did not access or use the Credit Facility during 2013 and our group is currently debt free. However, if the need for cash arises in the future, having the Credit Facility in place allows us to reduce the amount of cash we keep on hand and use our cash to create more value for shareholders. During 2013, we continued to employ our capital to enhance our processes and to take advantage of organic growth opportunities.
We began strengthening our small business underwriting services to allow us to work more efficiently with our agents. We also began implementation of a new claims system which will allow for more efficient processing of claims. We are employing a third-party consultant to work with our operations staff to custom design our new claims system and tailor it to our specific business objectives and needs. We conducted a cultural assessment designed to improve the satisfaction and efficiency of our employees. Furthermore, we continued to focus on our capital management strategy by maintaining a credit facility that allowed us to reduce our cash position, and we continued to repurchase our shares.
Changes During 2013
In order to provide for a more comprehensive view of marketplace compensation practices, during 2013 our Compensation Committee used competitive peer group data to assist it in its executive compensation review and deliberations. Although 97.8 percent of our shareholders approved of the compensation described in our 2013 proxy statement, the Compensation Committee continued to be carefully focused on the compensation of our named executive officers. The committee did not implement any changes to our compensation program, but it studied the results of the vote carefully to assess whether the compensation program continues to be not only acceptable to our shareholders, but also consistent with our compensation and benefits philosophy.
Changes Beginning in 2014
During 2014, our Compensation Committee is considering taking action regarding two initiatives relative to our compensation arrangements for our named executive officers. Based on changes in the size and characteristics of our group since the Mercer Insurance Group acquisition, the Compensation Committee intends to reevaluate the criteria used in establishing our peer groups for future compensation arrangement evaluations. This may result in a shift in the number and identity of companies included in our peer groups.

The Compensation Committee is also considering pursuing compensation arrangements designed to provide greater security for our named executive officers, possibly including a combination of change-in-control agreements and a Simplified Employee Pension Plan. Providing a greater sense of security to our named executive officers will allow them to focus more energy on our growth and value generation for our shareholders.
Consideration of Say-on-Pay Results
In 2013, 97.8 percent of our shareholders who voted on the “say-on-pay” proposal at our 2013 Annual Meeting approved the compensation of our named executive officers as described in our proxy statement. This is an increase from the 95.0 percent approval the proposal received in 2012. The Compensation Committee carefully considered the results of this advisory, non-binding shareholder vote and did not implement any changes to the compensation programs for our named executive officers as a result of the shareholder vote.
Our Named Executive Officers
During 2013 there were no changes to our named executive officers. Our named executive officers are: Randy A. Ramlo, President, Chief Executive Officer and principal executive officer; Dianne M. Lyons, Vice President, Chief Financial Officer and principal financial officer; Michael T. Wilkins, Executive Vice President; Barrie W. Ernst, Vice President and Chief Investment Officer; and Neal R. Scharmer, Vice President, General Counsel and Corporate Secretary.
Compensation and Benefits Philosophy
Compensation arrangements for our named executive officers are designed to:

•	attract and retain qualified individuals;

•	provide compensation that is fair, reasonable and competitive with our industry peers; and

•	provide sufficient incentive opportunities that are linked to the execution of our business strategy and the interests of our shareholders.
The Compensation Committee Charter governs the Compensation Committee’s activities and sets forth its responsibilities regarding compensation arrangements for our named executive officers. Some key features of that charter include:

•	The Compensation Committee must be composed of only independent directors, with a minimum of three members.

•	The Compensation Committee must conduct at least two meetings each calendar year.

•
The Compensation Committee is directly responsible for and has the resources and authority to retain and compensate any outside counsel, expert, consultant or advisor it deems appropriate and necessary.

The responsibilities and functions of the Compensation Committee that relate to compensation of the named executive officers and our independent directors are as follows:

•	Annually review and recommend to the Board of Directors for approval the salaries, incentive awards and other compensation for all of our named executive officers.

•
Review and discuss with management the information reported in the Compensation Discussion and Analysis section of the Company’s proxy statement, and based on the review and discussions recommend to the Board of Directors that it be included in the proxy statement for our annual meeting and incorporated by reference in our Annual Report on Form 10-K.

•	Prepare and approve the Compensation Committee Report for inclusion in the proxy statement for our annual meeting.

•
Approve and grant, or recommend to the Board of Directors the approval and granting of stock options, restricted stock, and other types of equity-based compensation in accordance with the terms of our equity-based compensation plans.

•	Periodically review, evaluate and report to the Board of Directors concerning the competitiveness of our compensation programs for the named executive officers.

•	Annually evaluate the Compensation Committee Charter and the Compensation Committee’s performance and make such reports to the Board of Directors as it deems warranted.
When determining the compensation levels for our named executive officers, the Compensation Committee considers the following principles:

•
Performance. The Compensation Committee has linked the compensation of our named executive officers to the Company’s attainment of key performance goals. The Compensation Committee considers the individual’s performance and contribution to Company performance, and where applicable, to their business unit performance. The Compensation Committee and Board of Directors believe that tying each named executive officer’s compensation to key performance goals creates an incentive for the executive to attain the Company’s objectives and further align his or her interests with our shareholders.

•
Fairness and Reasonableness. We strive to provide compensation and benefit programs that are fair and competitive with our industry peers, while reasonably rewarding our named executive officers for their service based on their performance.

•
Cost. By designing compensation programs that we believe are cost-effective and affordable, we strive to provide appropriate incentives and motivation to our named executive officers that will continue to increase value to our shareholders.

Our Compensation Committee and Board of Directors use a comprehensive approach and a variety of compensation tools to determine the compensation of our named executive officers, including both currently-paid and long-term incentive compensation. Currently-paid compensation, coupled with long-term incentives, provides the Compensation Committee and the Board of Directors the flexibility necessary to design a compensation program for our named executive officers that they consider to be fair, appropriate and competitive. In addition, we currently have no written employment contracts or severance agreements with any of our named executive officers. All of our named executive officers are “at will” employees.
Competitive Market Review
The Compensation Committee has engaged Compensation Resources, Inc. (“CRI”) as an independent compensation consultant to assist it in analyzing our peer groups and benchmarking the compensation of our named executive officers. The Compensation Committee used CRI’s Executive Compensation Study to assist it in evaluating the 2013 salaries of our named executive officers. As described below, CRI’s Executive Compensation Study used both peer group data and published survey data. The first group (Peer Group A) consists of six (6) peers that the Compensation Committee and Board of Directors consider to be closely matched to our Company, while the second group (Peer Group B) consists of nine (9) specialty line property and casualty companies. The Compensation Committee elected to use two separate peer groups because it believed that the two groups would present comparative information from a greater number of companies. The Compensation Committee weighted Peer Group A more heavily than Peer Group B because the committee believes the companies in Peer Group A were more comparable to the Company in terms of their demographic characteristics. The Compensation Committee did not establish a separate peer group for our life insurance segment because the life company represents a comparatively smaller percentage of our business.

Companies included in both of the peer groups met the following criteria:

•	Industry group - insurance carriers and property and casualty insurance, eliminating life companies

•	Geographic location - national

•	Assets - near $3.6 billion (consolidated group)

•	Premiums written - near $700 million (consolidated group)
Peer Group A consists of six (6) companies that the Compensation Committee believed to be comparable to the Company, excluding specialty companies. Peer Group B consists of nine (9) companies with specialty lines. Peer Group A and Peer Group B remained the same from 2012 to 2013 with the exception of Baldwin & Lyons which was removed from Peer Group A because it no longer matched the criteria (market capitalization, assets and premium) for inclusion in the peer group and Harleysville Group Inc. which was moved from Peer Group A to Peer Group B because of its changing demographic profile. The 2013 peer groups for our consolidated insurance operations consisted of the following fifteen (15) companies:
Peer Group A

•	Donegal Group Inc.

•	EMC Insurance Group Inc.

•	Horace Mann Educators Corporation

•	Meadowbrook Insurance Group Inc.

•	Selective Insurance Group Inc.

•	State Auto Financial Corporation
Peer Group B

•	Amtrust Financial Services

•	Employers Holdings Inc.

•	Harleysville Group Inc.*

•	Navigators Group Inc.

•	Infinity Property & Casualty Corporation

•	Mercury General Corporation

•	OneBeacon Insurance Group

•	RLI Corporation

•	Tower Group Inc.
* Even though it was acquired by Nationwide Insurance in May 2012, Harleysville Group Inc. was included in Peer Group B for the 2013 Executive Compensation Study for consistency purposes. It will be removed from future studies.
In addition to peer group data, the CRI market study also utilized data from the following five (5) published salary surveys:

•	Benchmark Database Executive©; William M. Mercer

•	Comp Analyst; Salary.com/Kenexa for Professionals

•	Executive Assessor©; Economic Research Institute (ERI)

•	Salary Budget Survey; WorldatWork

•	Survey Report on Insurance Industry Management Personnel Compensation©; Towers Watson
CRI’s Executive Compensation Study compared compensation of our named executive officers to a market consensus base salary at or near the 50th percentile of executive officers of companies within Peer Group A and Peer Group B. Peer data was compared to published survey data. Data from Peer Group A, Peer Group B and published surveys was weighted with multiples of 3, 2 and 1, respectively. CRI gave peer data greater weight in relation to published survey data because it believes peer data is specific and more representative of the companies with which we compete for executive talent. In addition, CRI emphasized Peer Group A over Peer Group B because companies in Peer Group A were viewed to be most closely matched to the Company.

The Compensation Committee used CRI’s Executive Compensation Study and a number of other factors to determine overall compensation for our executive officers. The Compensation Committee also considered the Company’s performance during 2012, the cost of living and quality of life in the geographical areas in which the executive is located, the executive’s experience level, the responsibilities of the executive’s position, the executive’s role in maintaining a culture that values our employees, our existing compensation structure, and the relationship in compensation between our named executive officers and our other employees.
The Compensation Committee determined that overall compensation of our named executive officers should be within a range of 80 percent to 100 percent of the 50th percentile of executive officers of our peer companies. As a result, for 2013, the Compensation Committee raised the base salaries of our named executive officers to place their salaries closer within that range.
Risk Considerations
We believe that the design and objectives of our compensation program for named executive officers provides an appropriate balance of fixed compensation (base salary) and at-risk compensation (incentives). Total compensation of our named executive officers is intended to provide a balanced program that encourages the named executive officers to take appropriate risks aimed at improving Company performance and enhancing long-term shareholder value, while avoiding inappropriate risks. In this regard, our compensation program for named executive officers includes, among other things, the following design features:

•	a balanced mix of cash-based and equity-based compensation;

•	variable compensation based on a variety of key performance goals, including Company metrics, business unit metrics, where appropriate, and individual performance goals;

•	a balanced mix of short-term and long-term incentives;

•	threshold performance levels that must be achieved to earn incentives;

•	maximum award limits for annual incentive awards and equity-based compensation;

•	time-based vesting requirements for equity-based compensation; and

•	stock ownership guidelines for named executive officers.
Elements of Compensation
We compensate our named executive officers using direct compensation and Company-sponsored benefit plans. As direct compensation, we pay competitive base salaries and performance-based cash and equity awards. Our named executive officers participate in Company-sponsored benefit plans available generally to all salaried employees of the Company. In addition, we provide limited perquisites to our named executive officers as discussed below.
Direct Compensation
During 2013, direct compensation consisted of (a) base salary, (b) annual performance-based cash awards, and (c) long-term equity-based awards. We pay these elements of direct compensation because we believe each of the following to be true:

•	a fair, reasonable and competitive base salary is essential to attract and retain strong management;

•	annual performance-based cash awards recognize and reward both individual achievement and the named executive officer’s role in overall Company performance; and

•	equity-based compensation helps our named executive officers to “think like owners” and, therefore, aligns their interests with those of our shareholders.
Base Salary
We establish base salary to recruit and retain experienced executives who can help us achieve our business goals. We determine a named executive officer’s initial base salary by considering a variety of factors, including the executive’s experience level, the responsibilities of the executive’s position, our existing compensation structure, compensation levels at peer companies, the cost of living and quality of life in the geographical area in which the executive is located and the executive’s role in maintaining a culture that values our employees. In addition, to determine increases in base salary, we consider individual and Company performance, pertinent experience with us, scope of responsibility and changes in our competitive marketplace. For 2013, the base salary increases for all of our named executive officers were influenced by increased workload and responsibilities related to the acquisition of Mercer Insurance Group.

•	Randy A. Ramlo - In establishing Mr. Ramlo’s base salary for 2013, the Compensation Committee considered the following factors when assessing his performance as CEO:

◦
Mr. Ramlo’s performance compared to his goals and objectives for 2012, which included the following: attaining specified targets relating to return on equity, written premium levels, investor visits, underwriting expense ratio and life company income; the expansion of certain business products; generating additional business from newly appointed agents in geographic areas where we are underrepresented; growing certain predetermined areas identified by the Board of Directors; increasing certain business written in our service center; establishing a new unit for specific products; establishing risk and capital statements; and establishing risk tolerance levels for presentation to our Board of Directors;

◦
factors that could hinder the achievement of Mr. Ramlo’s goals, including: failure to take advantage of hardening market conditions within the insurance industry, failure to successfully execute integration of the Mercer Insurance Group into our automation platform; investing in risky assets in an attempt to generate more investment yield; large weather events striking areas where we have heavy concentrations of insured risks; and the loss of key employees;

◦	the Company’s performance relative to the insurance industry, with an emphasis on the performance of our peer companies; and

◦	Mr. Ramlo’s overall performance as our President and Chief Executive Officer.
The Compensation Committee also considered CRI’s Executive Compensation Study and our current compensation practices. Based on its overall assessment, the Compensation Committee recommended, and the Board of Directors approved, an increase in Mr. Ramlo’s 2013 base salary to $595,000, an 11.2 percent increase over 2012.
The Executive Committee meets with Mr. Ramlo throughout the year to discuss his progress toward his goals and his overall performance. At year-end, the Executive Committee and the chair of the Compensation Committee meet with Mr. Ramlo to evaluate his performance for the year; following that evaluation, the Compensation Committee conducts a final evaluation of Mr. Ramlo’s performance.

•
Other Named Executive Officers - Mr. Ramlo evaluated the other named executive officers’ individual performance and contributions made toward achieving the Company’s business objectives. He presented his report and salary recommendations to the Compensation Committee. The Compensation Committee considered Mr. Ramlo’s assessments and recommendations along with its own evaluations to determine the compensation for these named executive officers to be recommended to the Board of Directors:

◦	Dianne M. Lyons – Mr. Ramlo and the Compensation Committee based their evaluation of Ms. Lyons on a number of performance and experience criteria, including timeliness and accuracy of financial reporting; exemplary audit reports; employment and management of staff to perform the internal audit function in-house; continued quality and efficiency of internal controls; growth and development in her role as Chief Financial Officer; duties related to reporting under the Securities Exchange Act of 1934; duties related to the acquisition of Mercer Insurance Group, particularly related to handling financing of the acquisition, the integration of the two companies’ accounting functions and the ongoing combined companies’ accounting function; her successful management of our internal actuary and investor relations staff; her duties as liaison to our institutional investors and the investment community; and her contribution toward the attainment of our corporate return on equity goal.
Based upon Mr. Ramlo’s report, the Compensation Committee’s overall assessment of Ms. Lyons’ performance, CRI’s Executive Compensation Study, and our general understanding of current compensation practices, the Compensation Committee recommended, and the Board of Directors approved, an increase in Ms. Lyons’ 2013 base salary to $356,000, an 11.3 percent increase over 2012.

◦
Michael T. Wilkins – Mr. Ramlo and the Compensation Committee based their evaluation of Mr. Wilkins on the following performance and experience criteria: personal lines underwriting experience; the implementation and quality of our reinsurance program in general and our catastrophe coverage in particular, including pricing negotiations; overseeing the long-term profitability of our assumed reinsurance business; evaluation and analysis of our catastrophe exposure; management of our product development and rate setting functions; maintaining industry competitiveness through the use of information technology and web-based applications; the efficiency of our information technology operations; his duties as integration leader related to the acquisition of Mercer Insurance Group; his contribution toward the attainment of our corporate return on equity goal; and growth and development in his role as Executive Vice President.

Based upon Mr. Ramlo’s report, the Compensation Committee’s overall assessment of Mr. Wilkins’ performance, CRI’s Executive Compensation Study, and our general understanding of current compensation practices, the Compensation Committee recommended, and the Board of Directors approved, an increase in Mr. Wilkins’ 2013 base salary to $388,600, an 11.0 percent increase over 2012.

◦
Barrie W. Ernst – Mr. Ramlo and the Compensation Committee based their evaluation of Mr. Ernst on the following performance and experience criteria: management of our investment portfolio during challenging economic times; maintaining adequate return on investments and cash flow management to meet our ongoing financial obligations; maintaining a net yield on investments comparable to other insurance companies similar to us in size and business model; hiring and management of various outside investment firms, including those responsible for the investments of our defined benefit pension plan; and the ability to limit our exposure to below investment grade securities as identified by the National Association of Insurance Commissioners.

Based upon Mr. Ramlo’s report, the Compensation Committee’s overall assessment of Mr. Ernst’s performance, CRI’s Executive Compensation Study, Mr. Ernst’s current compensation being in line with our compensation comparison, and our general understanding of current compensation practices, the Compensation Committee recommended, and the Board of Directors approved, an increase in Mr. Ernst’s 2013 base salary to $305,000, a 5.2 percent increase over 2012.

◦
Neal R. Scharmer – Mr. Ramlo and the Compensation Committee based their evaluation of Mr. Scharmer on the following performance and experience criteria: positive management and settlement of claims and other litigation, particularly as related to large or complex losses; negotiation and review of key vendor contracts; hiring and management of various outside legal counsel used by our Company; management of outside legal expenses incurred by our Company; and hiring, development and management of our in-house legal staff.

Based upon Mr. Ramlo’s report, the Compensation Committee’s overall assessment of Mr. Scharmer’s performance, CRI’s Executive Compensation Study, our general understanding of current compensation practices, and the fact that certain general counsel functions are currently performed by outside counsel, the Compensation Committee recommended, and the Board of Directors approved, an increase in Mr. Scharmer’s 2013 base salary to $250,000, an 11.1 percent increase over 2012.
The following table shows the 2013 base salary for each of our named executive officers and the 2013 market consensus based on CRI’s Executive Compensation Study:
Base Salary Compared to Market Consensus – 2013

Name and Principal Position	2013 Market Consensus Base Salary (1)	2013 Base Salary
Randy A. Ramlo – President/Chief Executive Officer	$751,500	$595,000
Dianne M. Lyons – Vice President/Chief Financial Officer	379,100	356,000
Michael T. Wilkins – Executive Vice President	451,800	388,600
Barrie W. Ernst – Vice President/Chief Investment Officer	273,700	305,000
Neal R. Scharmer – Vice President/General Counsel/Corporate Secretary	283,700	250,000

(1)	50th percentile for named executive officers as determined by CRI’s Executive Compensation Study, which used both peer group data and published survey data.
Annual Performance-Based Cash Awards
The Compensation Committee’s philosophy concerning performance-based cash awards and the application of that philosophy to determine cash-based compensation did not change from 2012. We have an annual incentive plan that provides annual performance-based cash awards to all Company employees, including all of our named executive officers, who meet minimum year of service and hours of performance standards. This plan links a portion of each employee’s annual compensation directly to our financial performance. Our objective in using the annual incentive plan is to provide a strong financial incentive for all employees to achieve critical corporate and business unit goals. To determine the amount of performance-based cash awards for each named executive officer (except Mr. Ramlo), we measured three performance indicators: corporate return on equity (“ROE”), corporate loss ratio and cost center expense ratio. For Mr. Ramlo, we used two performance indicators: ROE and corporate premium growth, as measured by our property and casualty insurance segment’s direct premiums written. As illustrated in the table below, we weight each performance indicator and establish threshold, target and maximum levels of performance for each performance indicator, with increasingly higher awards for attaining increasingly higher performance. Each named executive officer can receive a performance-based cash award for each performance indicator. We pay no performance-based cash award for a performance indicator if the threshold level of performance for that indicator is not attained. Attaining the highest level of performance in each of all of the applicable indicators would result in a cash award of 48.0 percent of base salary for Mr. Ramlo and 30.0 percent of base salary for our other named executive officers.
The Compensation Committee chose ROE as an annual incentive plan performance indicator because it believes that ROE is a good overall measure for evaluating our operating performance and that the value of our Company Common Stock is closely related to ROE performance. Accordingly, the Compensation Committee believes that achieving ROE target levels should enhance our stock value and shareholder return. In determining whether we have achieved our ROE target goal, we calculate ROE based on after-tax consolidated earnings divided by average equity. We exclude the impact of net unrealized appreciation and depreciation from our ROE calculation so that our employees are not penalized or rewarded as a result of extraordinary fluctuations in the equity and fixed income markets. The Compensation Committee chose corporate growth rate as an annual incentive plan performance indicator for Mr. Ramlo because premium growth is an important goal for us. The Compensation Committee believes that organizational growth is ultimately the responsibility of the CEO.
The Compensation Committee chose business unit loss ratio and cost center expense ratio as annual incentive plan performance indicators because it believes they are good measures of our underwriting performance and overall profitability. If we keep expenses in line with guidelines established for cost center expense ratio, the Compensation Committee believes that we are more likely to achieve profitability and value for our shareholders. In determining whether we have achieved our business unit targets, the loss ratio is calculated by dividing direct premiums earned by direct losses incurred plus direct allocated loss settlement expenses paid. The cost center expense ratio is determined by dividing direct expenses by corporate premiums written.
The following table shows the 2013 performance goals for each performance indicator and the actual results for each performance indicator and relative weightings. Payments to named executive officers under our annual incentive plan were made in March 2014 for performance during 2013 and are reported in the Summary Compensation Table - 2013 on page 51 of this proxy statement under the “Non-Equity Incentive Plan Compensation” column.
Annual Incentive Plan – 2013

	2013 Plan Goals			2013 Annual Incentive Plan Actual Results(%)	Potential Percentage of Total Incentive Plan Award to Executive (%)
Performance Indicators	Threshold (%)	Target (%)	Maximum (%)
Chief Executive Officer:
Return on Equity	8.0%	12.0%	16.0%	12.2%	75.0%
Corporate Growth Rate	2.5	5.0	7.5	10.6	25.0

Other Named Executive Officers:
Return on Equity	8.0%	12.0%	16.0%	12.2%	60.0%
Business Unit Loss Ratio	58.0	50.5	43.0	48.1	20.0
Cost Center Expense Ratio	4.0	3.5	3.0	3.0	20.0
Long-Term Equity Based Awards
The Compensation Committee’s approach to long-term equity based awards remained unchanged from 2012. The Company has an equity compensation program for all of our executive officers, including our named executive officers. Long-term equity based awards are granted under our Stock Plan, which permits the issuance of both restricted stock and stock options, among other forms of equity compensation. The Compensation Committee believes that providing a balance of restricted stock and stock options is beneficial to us and our shareholders. The Board of Directors grants stock options and restricted stock to our named executive officers for retention purposes and to provide compensation that encourages those executives to increase shareholder value.
The size of awards granted to named executive officers under our equity compensation program is initially tied to each executive’s base salary. Under the equity compensation program, our named executive officers are assigned to one of three “tiers.” We established five levels of performance, with increasingly higher awards for attaining increasingly higher performance. Each participant within each tier receives a proportionate share of the pool of equity awards designated annually by the Board of Directors. The size of the pool is adjusted based on our prior year’s ROE (excluding unrealized gains), so that as the ROE increases, our named executive officers can receive higher annual incentive awards and more equity. In a year when prior-year results fail to reach the threshold target, the awards are eliminated, as was the case in 2012. The ROE levels for the 2013 pool of equity awards were as follows:

•	ROE lower than 4 percent, plan participants receive no awards;

•	ROE between 4 and 8 percent, plan participants receive awards equal to 35 percent of the equity pool;

•	ROE between 8 and 12 percent, plan participants receive awards equal to 50 percent of the equity pool;

•	ROE between 12 and 20 percent, plan participants receive awards equal to 65 percent of the equity pool; and

•	ROE greater than 20 percent, plan participants receive awards equal to 80 percent of the equity pool.

Our ROE (excluding unrealized gains) for 2013 was 12.2 percent.
Company-Sponsored Benefit Plans
We believe the insurance and retirement benefit plans we sponsor are an important part of fair and reasonable compensation for all of our employees, including our named executive officers. We design these benefit plans to attract and retain a strong employee base, to provide a measure of financial security for our employees and to assist our employees in providing for their own financial security in a manner that recognizes individual needs and preferences. We also provide these programs because we believe that employees who have a plan for health and financial security are better employees. We apply these programs equally to all employees. Our benefit plans consist of an insurance plan that provides health, vision, dental, disability and basic term life insurance coverage and various retirement plans.
Deferred Compensation Plan
We maintain a non-qualified deferred compensation plan for certain officers, including our named executive officers. We use this plan to provide eligible executives the opportunity to plan and supplement their retirement income by deferring receipt of a portion of their base salary and/or annual performance-based cash award. Because a deferring executive officer with less than 10-years of employment with us has a risk of forfeiture upon termination of employment prior to age 59½, we believe this plan is an important tool to retain our executive officers.
Perquisites
We do not rely upon perquisites as a method of providing significant compensation to any of our employees, preferring instead to use direct compensation and incentive plans. We provide only those perquisites that are related to our business or that we believe are necessary to attract and retain key executive personnel. During 2013 we paid country club dues for several of our named executive officers so they have a club available for business entertainment on our behalf. For security reasons, our Board of Directors requires Mr. Ramlo to use our corporate aircraft for business travel whenever it is practical to do so. We expect our other named executive officers to use our corporate aircraft for business travel whenever it is reasonable to do so.
We permit Mr. Ramlo to use our corporate aircraft for personal travel and under limited circumstances executive officers may be permitted to use the aircraft for personal use as well. In conjunction with business travel, the spouses of Mr. Ramlo and Mr. Ernst benefited from the use of the corporate aircraft in 2013. Under SEC guidelines, this use was not considered personal use since the primary use of the aircraft was business-related. However, under Internal Revenue Service regulations, we were required to treat such use as personal use. Accordingly, we reported the value of this travel as ordinary income to Mr. Ramlo and Mr. Ernst, and increased their respective cash compensation to pay the income taxes associated with this tax treatment.
The Annual Compensation Process
Role of Management
Our Chief Executive Officer has a key role in determining compensation levels for all named executive officers other than his own. He directs the collection and compilation of data for consideration by the Compensation Committee. Guided by the principles discussed under Compensation and Benefits Philosophy, our Chief Executive Officer:

•
identifies appropriate performance measures and recommends to the Compensation Committee performance targets that the Compensation Committee and the Board of Directors may use to determine annual and long-term incentive awards;

•	develops compensation guidelines for each named executive officer position other than his own;

•	annually recommends to the Compensation Committee the base salary for each executive position other than his own; and

•	briefs each named executive officer on the performance goals and stock ownership guidelines established for that executive’s position.
Role of the Compensation Committee and the Board of Directors
The Compensation Committee and the Board of Directors refer to the principles discussed under Compensation and Benefits Philosophy to guide them in determining and implementing compensation programs for our named executive officers. For named executive officers other than our Chief Executive Officer, the Compensation Committee receives and reviews Mr. Ramlo’s recommendations as described above and makes recommendations to the full Board of Directors. The full Board of Directors then acts on these recommendations to set the compensation of our named executive officers.
The Compensation Committee and the Board of Directors take the following steps to approve the compensation of our Chief Executive Officer:

•	The Compensation Committee identifies appropriate performance measures.

•
The Compensation Committee considers the compensation principles discussed under the heading Compensation and Benefits Philosophy as well as each of the Company’s compensation elements, and reviews market data from CRI’s Executive Compensation Study. Based on that consideration and review, it annually recommends to the Board of Directors the base salary, annual incentive compensation and long-term incentive awards for our Chief Executive Officer. The Board of Directors reviews and considers the proposals of the Compensation Committee and makes its final determination based on what it believes to be in the interests of the Company and our shareholders.

Role of Independent Consultants
Under its charter, the Compensation Committee, in its sole discretion, has the authority, resources and funds necessary to retain or obtain the advice of outside advisers, including independent compensation advisers, legal counsel and other advisers and experts. Prior to retaining or obtaining advice from such outside advisers, the committee evaluates their independence by reference to the NASDAQ Listing Rules.
During 2013, the Compensation Committee engaged CRI to advise it on compensation matters for our named executive officers. CRI reported directly to the Compensation Committee and provided services related to named executive officer compensation. Management did not participate in the selection process and did not recommend CRI, nor did management participate in specific matters assigned to CRI by the Compensation Committee. Although particular assignments may vary, compensation consultant engagements by the Compensation Committee have generally included:

•	reviewing and advising on all principal aspects of compensation for named executive officers, including base salaries, equity awards and annual incentive plan awards for named executive officers;

•	reviewing and advising the Compensation Committee on compensation for non-employee directors;

•	providing advice and input to the Compensation Committee on the identification and selection of appropriate peer companies; and

•	providing advice on compensation matters for named executive officers and non-employee directors as requested by the Compensation Committee.
The Compensation Committee engaged CRI during 2013 to assist in evaluating our peer groups and to advise the Compensation Committee generally on compensation matters related to the compensation programs of our named executive officers.

Apart from the Committee’s employment of CRI, CRI also from time to time assists our human resources department with, among other things, structuring various compensation programs that do not discriminate in scope, terms or operation, in favor of our executive officers or directors and that are available generally to all salaried employees. To maintain independence the CRI employees who provide services to the Compensation Committee did not provide any other services to us or our human resources department. Furthermore, the Compensation Committee requires the following:

•	CRI employees who provide consulting services to the Compensation Committee shall not provide any other services to the Company.

•
CRI employees who provide services to the Compensation Committee shall report only to the committee, shall not provide reports to our human resources department or to management, and shall not meet with our human resources department or management unless specifically requested to do so by the Compensation Committee.

•	CRI employees who provide services to the Compensation Committee shall keep confidential and separate from management all information provided by or to the Compensation Committee.
During 2013, CRI performed benchmark salary analysis on 30 positions, on behalf of our human resources department. CRI’s internal conflict of interest policy prohibits any CRI employee who is involved in any executive or director compensation engagement for the Compensation Committee from working with the human resources department or management of the Company.
Compensation Consultant Independence
The Compensation Committee carefully considers the independence of the consultants it hires prior to engagement. To maintain the independence of the compensation consultant, the Compensation Committee has the sole authority to retain or terminate CRI. In connection with its engagement of CRI, the Committee considers various factors bearing upon CRI’s independence including, but not limited to, the amount of fees received by CRI from the Company as a percentage of CRI’s total revenue, CRI’s policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship with a member of the Compensation Committee or management that could impact CRI’s independence. After reviewing these and other factors, the Committee determined that CRI was independent and that its engagement did not present any conflicts of interest.
Named Executive Officers as Shareholders
We believe that ownership of Company Common Stock by our executive officers, including our named executive officers, promotes the alignment of their interests with those of our Company and our shareholders. A Board of Directors policy sets forth guidelines for stock ownership by certain of our executive officers, including our named executive officers. These guidelines include target levels of stock ownership for each covered executive officer. The goal of these guidelines is to have our executive officers, including our named executive officers hold a meaningful stake in our Company.
The following table shows the target number of shares to be owned by each named executive officer and each named executive officer’s share ownership as of March 21, 2014:

Name	Tier (1)	Target Number of Shares of Common Stock to be Held (2)	Number of Qualifying Shares of Common Stock Held at Record Date
Randy A. Ramlo	3	24,063	34,599
Dianne M. Lyons	2	11,602	18,271
Michael T. Wilkins	2	12,375	23,059
Barrie W. Ernst	1	8,319	16,136
Neal R. Scharmer	1	5,523	10,751

(1)
Equity ownership targets for Mr. Ramlo as a Tier 3 executive were calculated as the number of shares equal to two times his base salary on January 1, 2008 divided by the closing price of Company Common Stock on January 1, 2008. Equity ownership targets for named executive officers in Tier 2 were calculated as the number of shares equal to one and one half times their base salary on January 1, 2008 divided by the closing price of Company Common Stock on January 1, 2008. Equity ownership targets for executive officers in Tier 1 were calculated as the number of shares equal to their base salary on January 1, 2008 divided by the closing price of our Company Common Stock on January 1, 2008.

(2)
Shares held either directly or indirectly and any shares of restricted stock (whether vested or unvested) held by the named executive officer are counted toward the target number of shares. Any unexercised stock options (whether vested or unvested) held by the named executive officer are not counted toward the target number of shares. The target number of shares are the number of shares to be held by the named executive officer by December 31, 2013, or within five years of becoming subject to United Fire's stock ownership guidelines for officers, whichever is later.

REPORT OF THE COMPENSATION COMMITTEE
March 2014
The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.
Compensation Committee
Mary K. Quass, Chair
Scott L. Carlton
Christopher R. Drahozal
Casey D. Mahon
James W. Noyce
Michael W. Phillips

Summary Compensation Table – 2013

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compen-sation ($) (3)	Change in Pension Value and Non- qualified Deferred Compen-sation Earnings ($) (4)	All Other Compen-sation ($)		Total ($)
Randy A. Ramlo	2013	$595,000	$127,084	$122,704	$258,400	$6,341	$10,256	(5)	$1,119,785
President / Chief	2012	535,000	—	—	61,800	7,371	15,374		619,545
Executive Officer	2011	484,138	150,394	160,336	48,414	9,237	15,504		868,023
Dianne M. Lyons	2013	356,000	62,584	60,432	95,680	6,674	2,884	(6)	584,254
Vice President / Chief	2012	320,000	—	—	15,400	10,022	4,610		350,032
Financial Officer	2011	289,138	73,533	78,402	8,674	14,710	3,933		468,390
Michael T. Wilkins	2013	388,600	68,286	65,925	104,676	6,015	7,044	(7)	640,546
Executive Vice	2012	350,000	—	—	16,800	7,778	9,956		384,534
President	2011	314,138	79,983	85,275	9,424	10,609	3,933		503,362
Barrie W. Ernst	2013	305,000	46,315	44,706	79,300	5,060	11,448	(8)	491,829
Vice President / Chief	2012	290,000	—	—	14,500	7,108	13,597		325,205
Investment Officer	2011	279,138	55,746	61,333	8,374	6,645	3,933		415,169
Neal R. Scharmer	2013	250,000	34,646	33,457	64,500	9,019	835	(9)	392,457
Vice President / General	2012	225,000	—	—	6,510	6,800	2,465		240,775
Counsel / Secretary	2011	203,773	40,546	45,480	—	6,440	3,701		299,940

(1)
Amounts in this column for 2012 include amounts earned in 2012, but paid in 2013. These amounts are based on the achievement of Company performance goals for 2012. These amounts were $20,000 for Mr. Ramlo, $12,000 for Ms. Lyons, $14,000 for Mr. Wilkins and $8,000 for Mr. Scharmer.

(2)
Amounts in this column represent the aggregate grant date fair value for options and restricted stock issued during 2013 and 2011, each is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation. To calculate the option amounts we use the Black-Scholes option pricing model. This model estimates the fair value of traded options, which have different characteristics than employee stock options. Changes to the subjective assumptions used in the model can result in materially different fair value estimates. For a discussion of valuation assumptions used, see Note 9 to the Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

(3)
All employees are eligible to participate in our annual performance-based cash award plan if they (a) have worked for us for at least twelve months, (b) have 1,000 hours of service during the calendar year and (c) are in our employ at the time the cash awards for that year are paid. The amounts shown in this column are those amounts earned by the executive for the year shown. These amounts were determined and paid in the subsequent year. For example, any non-equity incentive plan awards shown for 2013 were earned in 2013, but determined and paid in 2014.

(4)
The 2013 amount in this column for Mr. Ramlo represents $6,148 in accrued pension benefit and $193 in above market deferred compensation earnings. The 2013 amount in this column for Ms. Lyons represents $6,610 in accrued pension benefit and $64 in above market deferred compensation earnings. The 2013 amount in this column for Mr. Wilkins represents $5,946 in accrued pension benefit and $69 in above market deferred compensation earnings. The 2013 amount in this column for Mr. Ernst represents $4,756 in accrued pension benefit and $304 in above market deferred compensation earnings. The 2013 amount in this column for Mr. Scharmer represents $8,983 in accrued pension benefit and $36 in above market deferred compensation earnings.

(5)
The 2013 amount in this column for Mr. Ramlo includes: (a) $8,263 in country club dues paid on Mr. Ramlo’s behalf; (b) $1,033 in tax gross-ups; and (c) $960 in premium for a Company-sponsored life insurance policy for Mr. Ramlo’s benefit. We did not include as personal travel on our Company aircraft $1,033 that Internal Revenue Service regulations require us to report as income for Mr. Ramlo. We excluded this amount because the primary purpose of the usage of the aircraft was business. See Perquisites under the Elements of Compensation section found on page 47 of this proxy statement for additional information.

(6)
The 2013 amount in this column for Ms. Lyons includes (a) $1,924 in country club dues paid on Ms. Lyons’ behalf; and (b) $960 in premium for a Company-sponsored life insurance policy for Ms. Lyons’ benefit.

(7)
The 2013 amount in this column for Mr. Wilkins includes (a) $6,084 in country club dues paid on Mr. Wilkins’ behalf; and (b) $960 in premium for a Company-sponsored life insurance policy for Mr. Wilkins’ benefit.

(8)
The 2013 amount in this column for Mr. Ernst includes (a) $8,136 in country club dues paid on Mr. Ernst’s behalf; (b) $2,352 in tax gross-ups; and (c) $960 in premium for a Company-sponsored life insurance policy for Mr. Ernst’s benefit. We did not include as personal travel on company aircraft $2,352 that Internal Revenue Service regulations require us to report as income for Mr. Ernst. We excluded this amount because the primary purpose of the usage of the aircraft was business. See Perquisites under the Elements of Compensation section found on page 47 of this proxy statement for additional information.

(9)	The 2013 amount in this column for Mr. Scharmer represents $835 in premium for a Company-sponsored life insurance policy for Mr. Scharmer’s benefit.
GRANTS OF PLAN-BASED AWARDS
The Board of Directors has adopted a written policy regarding the issuance of options under the Stock Plan. This policy provides that all options shall be issued at regularly scheduled meetings of the Board of Directors and that the exercise price for options issued under the Stock Plan shall be the closing market price on the option grant date.
Options granted to our named executive officers by our Board of Directors under the Stock Plan have the following characteristics:

•
Options vest 20 percent each year on the first five anniversaries of the grant date. Options vest immediately if we enter into an agreement to dispose of all or substantially all of our assets or capital stock. The Board of Directors has the authority under the Stock Plan to accelerate vesting of stock options in other circumstances at its discretion.

•	Options expire on the sooner of:

•	ten years after the option grant date;

•	one year after the termination of employment for reason of death or disability; or

•	30 days after the termination of employment for any reason other than death or disability, unless extended by the Board of Directors for up to one year after termination of employment.

•	The exercise price is the closing market price for Company Common Stock on the option grant date.

The following table shows the plan-based awards granted to the named executive officers during 2013:
Grants of Plan-Based Awards – 2013

			Estimated Future Payouts under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Award
		Grant Date	Threshold	Target	Maximum
Name	Plan Name		($) (1)	($) (2)	($) (3)	(#) (4)	(#) (5)	($ / Sh)	($) (6)
Randy A. Ramlo	Stock Plan	2/15/2013				5,304			$127,084
	Stock Plan	2/15/2013					18,609	$23.96	$122,704
	Annual Incentive Plan	N/A (7)	$36,900	$246,000	$295,200
Dianne M. Lyons	Stock Plan	2/15/2013				2,612			62,584
	Stock Plan	2/15/2013					9,165	23.96	60,432
	Annual Incentive Plan	N/A (7)	11,040	92,000	110,400
Michael T. Wilkins	Stock Plan	2/15/2013				2,850			68,286
	Stock Plan	2/15/2013					9,998	23.96	65,925
	Annual Incentive Plan	N/A (7)	12,078	100,650	120,780
Barrie W. Ernst	Stock Plan	2/15/2013				1,933			46,315
	Stock Plan	2/15/2013					6,780	23.96	44,706
	Annual Incentive Plan	N/A (7)	9,150	76,250	91,500
Neal R. Scharmer	Stock Plan	2/15/2013				1,446			34,646
	Stock Plan	2/15/2013					5,074	23.96	33,457
	Annual Incentive Plan	N/A (7)	7,740	64,500	77,400

(1)
We estimate the amounts shown in this column by assuming the achievement of the threshold level for the lowest weighted performance indicator used in our Annual Incentive Plan and by multiplying 2013 paid salary by 6.0 percent for Mr. Ramlo and 3.0 percent for Ms. Lyons and Messrs. Wilkins, Ernst and Scharmer.

(2)
We estimate the amounts shown in this column by assuming the achievement of target levels for all applicable performance indicators used in our Annual Incentive Plan and by multiplying 2013 paid salary by 40.0 percent for Mr. Ramlo and 25.0 percent for Ms. Lyons and Messrs. Wilkins, Ernst and Scharmer.

(3)
We estimate the amounts shown in this column by assuming the achievement of maximum levels for all applicable performance indicators used in our Annual Incentive Plan and by multiplying 2013 paid salary by 48.0 percent for Mr. Ramlo and 30.0 percent for Ms. Lyons and Messrs. Wilkins, Ernst and Scharmer.

(4)	The restricted stock awards represented in this column vest 100 percent on the fifth anniversary of the grant date, provided the named executive officer remains employed through the vesting date.

(5)
Option awards represented in this column vest 20.0 percent each year for the first five years beginning with the first anniversary of the grant date, provided the named executive officer remains employed through the applicable vesting date.

(6)
Amounts in this column represent the aggregate grant date fair value for option and restricted stock awards granted during 2013, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation. To calculate the option amounts, we use the Black-Scholes option pricing model. This model estimates the fair value of traded options, which have different characteristics than employee stock options. Changes to the subjective assumptions used in the model can result in materially different fair value estimates. For a discussion of valuation assumptions used, see Note 9 to the Consolidated Financial Statements included in our Company’s Annual Report on From 10-K for the year ended December 31, 2013.

(7)
There is no specific grant date for awards under our Annual Incentive Plan. We pay awards based on our 2013 performance during the first quarter of 2014. Please see the Compensation Discussion and Analysis section of this proxy statement for further information regarding the Annual Incentive Plan. Actual amounts paid to each named executive officer under our Annual Incentive Plan for 2013 are shown in the Summary Compensation Table – 2013 on page 51 of this proxy statement and were calculated based on each individual's base earnings for 2013.

The following table details the outstanding equity awards held by each of our named executive officers as of December 31, 2013:
Outstanding Equity Awards at Fiscal Year-End – 2013

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($ / Sh)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Randy A. Ramlo						12,626	(1)	361,861
	5,000	—	$32.39	2/18/2015
	10,000	—	39.13	2/17/2016
	15,000	—	35.23	2/16/2017
	14,340	—	33.43	5/21/2018
	1,800	1,200	22.42	5/19/2020	(2)
	7,120	10,680	20.54	2/18/2021	(3)
	—	18,609	23.96	2/15/2023	(4)
Dianne M. Lyons						6,192	(5)	177,463
	5,000	—	32.39	2/18/2015
	5,000	—	39.13	2/17/2016
	10,000	—	35.23	2/16/2017
	7,872	—	33.43	5/21/2018
	—	1,200	22.42	5/19/2020	(2)
	—	5,222	20.54	2/18/2021	(3)
	—	9,165	23.96	2/15/2023	(4)
Michael T. Wilkins						6,744	(6)	193,283
	5,000	—	32.39	2/18/2015
	5,000	—	39.13	2/17/2016
	10,000	—	35.23	2/16/2017
	8,463	—	33.43	5/21/2018
	1,800	1,200	22.42	5/19/2020	(2)
	3,787	5,680	20.54	2/18/2021	(3)
	—	9,998	23.96	2/15/2023	(4)
Barrie W. Ernst						4,647	(7)	133,183
	2,500	—	32.39	2/18/2015
	2,500	—	39.13	2/17/2016
	5,000	—	35.23	2/16/2017
	7,114	—	33.43	5/21/2018
	1,800	1,200	22.42	5/19/2020	(2)
	2,740	4,109	20.54	2/18/2021	(3)
	—	6,780	23.96	2/15/2023	(4)
Neal R. Scharmer						3,420	(8)	98,017
	2,500	—	32.39	2/18/2015
	2,500	—	39.13	2/17/2016
	5,000	—	35.23	2/16/2017
	4,639	—	33.43	5/21/2018
	1,800	1,200	22.42	5/19/2020	(2)
	2,020	3,029	20.54	2/18/2021	(3)
	—	5,074	23.96	2/15/2023	(4)

Table footnotes appear on the following page.

(1)	7,322 shares of restricted stock vest, subject to certain conditions, on 02/18/2016 and 5,304 shares of restricted stock vest, subject to certain conditions, on 02/15/2018.

(2)	The unexercisable portion of these options vests one-half each on 05/19/2014 and 05/19/2015.

(3)	The unexercisable portion of these options vests one-third each on 02/18/2014, 02/18/2015 and 02/18/2016.

(4)	The unexercisable portion of these options vests one-fifth each on 02/15/2014, 02/15/2015, 02/15/2016, 02/15/2017 and 02/15/2018.

(5)	3,580 shares of restricted stock vest, subject to certain conditions, on 02/18/2016 and 2,612 shares of restricted stock vest, subject to certain conditions, on 02/15/2018 .

(6)	3,894 shares of restricted stock vest, subject to certain conditions, on 02/18/2016 and 2,850 shares of restricted stock vest, subject to certain conditions, on 02/15/2018.

(7)	2,714 shares of restricted stock vest, subject to certain conditions, on 02/18/2016 and 1,933 shares of restricted stock vest, subject to certain conditions, on 02/15/2018.

(8)	1,974 shares of restricted stock vest, subject to certain conditions, on 02/18/2016 and 1,446 shares of restricted stock vest, subject to certain conditions, on 02/15/2018.
OPTION EXERCISES AND STOCK AWARD VESTING
The following table represents the number and value of shares acquired by our named executive officers through the exercise of vested stock options and the vesting of restricted stock awards under our Stock Plan during fiscal year 2013:
Option Exercises and Stock Award Vesting – 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Randy A. Ramlo	4,000	$37,344	3,919	$108,008
Dianne M. Lyons	7,682	73,846	2,151	59,282
Michael T. Wilkins	1,600	15,308	2,313	63,746
Barrie W. Ernst	2,000	19,416	1,944	53,577
Neal R. Scharmer	2,400	19,704	1,268	34,946
PENSION BENEFITS
All of our employees who are 21 years of age and older automatically participate in the pension plan after completing one year of employment and 1,000 hours of service. When eligibility criteria are met, the employee participates in the plan on the next January 1 or July 1. Employees become 100 percent vested in the plan after completing five years of service. Plan benefits equal 1.25 percent of an employee’s five year average annual compensation, plus .5 percent of average annual compensation in excess of covered compensation, multiplied by the lesser of years of service or 35 years. Covered compensation is determined by reference to the Social Security taxable wage base. Average annual compensation means annual compensation, averaged over the period of five consecutive years of service that produces the highest average. In most cases, the five year measurement period is the last five years of full-time employment prior to retirement. The pension plan uses only salary to determine the average annual compensation. Under federal law, for 2013 the maximum salary that can be considered is $255,000.
The normal form of payment under the pension plan is a joint and 50 percent survivor annuity for a participant who is married on the annuity starting date and a life annuity for a participant who is unmarried on the annuity starting date. Participants may elect to receive a monthly pension over the participant’s life or a term of up to 20 years or, if the actuarial equivalent of the annuity is $10,000 or less, in the form of a lump sum cash payment. The amount of monthly pension benefits varies depending upon the form of payment elected by the participant, but the payments are in each case the actuarial equivalent of the normal form of payment. Assets of the pension plan belong to the Company and are not taxable to the employee until paid as a benefit. Such assets are subject to a substantial risk of forfeiture until vested by the employee.
Normal retirement age under the pension plan is 65, which is the earliest time a participant may retire under the pension plan without any benefit reduction due to age. The earliest age a participant may retire under the plan and still receive benefits is age 55. Participants electing early retirement with at least 20 years of service receive a reduction in benefits of 6 percent for each year the participant retires after age 55 and before age 60, and a reduction of benefits of 4 percent for each year the participant retires after age 60 and before age 65. If a participant elects early retirement with less than 20 years of service to us, then the participant’s reduction in benefits is based on an actuarial calculation. Of our named executive officers, only Messrs. Ernst and Scharmer are currently eligible for early retirement under our pension plan.
The following table reports the present value of the annual defined benefit payable for each named executive officer under our United Pension Plan. The present value is based on the retirement benefit formula for the compensation levels and years of service of those officers.
Pension Benefits – 2013

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Randy A. Ramlo	United Pension Plan	30	$779,007	$—
Dianne M. Lyons	United Pension Plan	30	737,713	—
Michael T. Wilkins	United Pension Plan	28	658,518	—
Barrie W. Ernst	United Pension Plan	11	382,953	—
Neal R. Scharmer	United Pension Plan	19	487,048	—
NON-QUALIFIED DEFERRED COMPENSATION
We have a non-qualified deferred compensation plan that permits certain of our executive officers, including named executive officers, the opportunity to save a portion of their direct compensation for retirement. Executives must make a deferral election at least six months prior to the end of the year for the following year or, for newly eligible executives, within 30 days of attaining eligible status. We do not make contributions to the deferred compensation plan.
Under the deferred compensation plan, we credit amounts deferred to notational accounts for the deferring executive. We determine the interest rate credited on these notational accounts annually, based on a reasonable rate of return, using the rate of return on our own investment portfolio as a guide.
We pay the deferred amounts to the deferring executive officer upon termination of employment for any reason after the executive reaches age 59½. The deferring executive officer may elect to receive the benefits in monthly installments adjusted for gains or losses over a 10-year period. An executive officer with less than five years of service who defers compensation under this plan forfeits 60 percent of the deferred amounts if that executive officer terminates employment prior to attaining age 59½. An executive officer with at least five years of service but less than ten years of service who defers compensation under this plan forfeits 30 percent of the deferred amounts if that executive officer terminates employment prior to attaining age 59½. An executive officer becomes fully vested in amounts deferred under our deferred compensation plan when that executive officer has attained ten years of service or reached age 59½. If the executive officer dies or becomes disabled while employed by us, we will pay the plan benefits as directed by that executive officer. The amounts deferred are subject to our creditors. Because a deferring executive officer has a risk of forfeiture upon termination of employment prior to age 59½, we believe this plan is an important tool to retain our executive officers.

The deferred compensation plan requires us to make payments to the deferring executive in a single lump sum or in annual installments over a period of years selected by the executive, not to extend beyond the year in which the participant reaches age 75.
The following table provides information about the participation by each of our named executive officers in the United Fire Group, Inc. Non-Qualified Deferred Compensation Plan:
Non-Qualified Deferred Compensation – 2013

Name	Executive Contributions in 2013 ($) (1)	Aggregate Earnings in 2013 ($) (2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at 12/31/2013 ($)
Randy A. Ramlo	$20,000	$3,537	$—	$96,173	(3)
Dianne M. Lyons	—	1,181	—	29,167	(4)
Michael T. Wilkins	20,000	1,271	—	41,767	(5)
Barrie W. Ernst	16,347	5,577	—	145,848	(6)
Neal R. Scharmer	13,802	669	—	23,280	(7)

(1)
All amounts reported in this column were reported as part of either “Base Salary” or “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table – 2013 on page 51 of this proxy statement.

(2)
All amounts reported in this column include above-market earnings reported as part of "Change in Pension Value and Non-Qualified Deferred Compensation Earnings" in the Summary Compensation Table - 2013 on page 51 of this proxy statement. For Mr. Ramlo, this amount was $193. For Ms. Lyons, this amount was $64. For Mr. Wilkins, this amount was $69. For Mr. Ernst, this amount was $304. For Mr. Scharmer, this amount was $36.

(3)
The amount in this column for Mr. Ramlo includes (i) $22,000 reported as part of either “Base Salary” or “Non-Equity Incentive Plan Compensation” and $1,377 reported as above market deferred compensation earnings in our 2013 proxy statement, and (ii) $17,290 reported as part of either “Base Salary” or “Non-Equity Incentive Plan Compensation” and $901 reported as above market deferred compensation earnings in our 2012 proxy statement.

(4)
The amount in this column for Ms. Lyons includes (i) $6,000 reported as part of either “Base Salary” or “Non-Equity Incentive Plan Compensation” and $532 reported as above market deferred compensation earnings in our 2013 proxy statement, and (ii) $6,000 reported as part of either “Base Salary” or “Non-Equity Incentive Plan Compensation” and $389 reported as above market deferred compensation earnings in our 2012 proxy statement.

(5)
The amount in this column for Mr. Wilkins includes (i) $20,000 reported as part of either “Base Salary” or “Non-Equity Incentive Plan Compensation” and $217 reported as above market deferred compensation earnings in our 2013 proxy statement. Mr. Wilkins did not participate in our Non-Qualified Deferred Compensation Plan prior to 2012.

(6)
The amount in this column for Mr. Ernst includes (i) $12,369 reported as part of either “Base Salary” or “Non-Equity Incentive Plan Compensation” and $2,521 reported as above market deferred compensation earnings in our 2013 proxy statement, and (ii) $14,881 reported as part of either “Base Salary” or “Non-Equity Incentive Plan Compensation” and $2,190 reported as above market deferred compensation earnings in our 2012 proxy statement.

(7)
The amount in this column for Mr. Scharmer includes (i) $8,595 reported as part of either “Base Salary” or “Non-Equity Incentive Plan Compensation” and $93 reported as above market deferred compensation earnings in our 2013 proxy statement. Mr. Scharmer did not participate in our Non-Qualified Deferred Compensation Plan prior to 2012.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
All of our named executive officers are currently “at will” employees, without employment contracts, change in control agreements or severance agreements. We do not have a predefined involuntary termination severance plan or policy for our named executive officers. Upon the termination of employment for any reason, our named executive officers will receive compensation and benefits pursuant to our defined benefit pension plan, deferred compensation plan and employee stock ownership plan. Such plans and arrangements do not discriminate in scope, terms or operation in favor of our named executive officers. Our named executive officers are vested in the benefits available under these plans and therefore do not receive any enhanced benefit as a result of any termination or change in control. The information in the following tables describes the compensation that would be payable under specific circumstances if our named executive officers’ employment had terminated on December 31, 2013:

Potential Payments Upon Termination Or Change In Control – 2013

Randy A. Ramlo	Death	Disability	Retirement (1)	Termination of Employment or Change of Control (2)
Annual Incentive Plan (3)	$258,400	$—	$258,400	$—
Stock Option Awards (4)	250,718	250,718	250,718	250,718
Restricted Stock Awards (5)	—	—	—	—
Total Amount Ramlo:	$509,118	$250,718	$509,118	$250,718

Dianne M. Lyons
Annual Incentive Plan (3)	$95,680	$—	$95,680	$—
Stock Option Awards (4)	92,967	92,967	92,967	92,967
Restricted Stock Awards (5)	—	—	—	—
Total Amount Lyons:	$188,647	$92,967	$188,647	$92,967
Michael T. Wilkins
Annual Incentive Plan (3)	$104,676	$—	$104,676	$—
Stock Option Awards (4)	142,583	142,583	142,583	142,583
Restricted Stock Awards (5)	—	—	—	—
Total Amount Wilkins:	$247,259	$142,583	$247,259	$142,583
Barrie W. Ernst
Annual Incentive Plan (3)	$79,300	$—	$79,300	$—
Stock Option Awards (4)	106,200	106,200	106,200	106,200
Restricted Stock Awards (5)	—	—	—	—
Total Amount Ernst:	$185,500	$106,200	$185,500	$106,200
Neal R. Scharmer
Annual Incentive Plan (3)	$64,500	$—	$64,500	$—
Stock Option Awards (4)	83,566	83,566	83,566	83,566
Restricted Stock Awards (5)	—	—	—	—
Total Amount Scharmer:	$148,066	$83,566	$148,066	$83,566

(1)	At December 31, 2013, none of the named executive officers have achieved normal retirement age under our benefit plans.

(2)	Payments due upon termination of employment for any reason other than death, disability or retirement.

(3)
We do not make a payment to a participant in our annual incentive plan for a particular year unless the participant is employed by us on the date incentive payments are made, typically in March of the following year. In the case of death or retirement, and at the discretion of our Chairman of the Board and our Chief Executive Officer, we will pay an annual incentive plan payment to a participant prorated to the date of death or retirement. Amounts shown for death and retirement assume our Chairman of the Board and our Chief Executive Officer exercised their discretion to make the payment.

(4)
Upon termination of employment for any reason, the Board of Directors, may at its discretion, accelerate the vesting of any unvested option awards. Amounts shown are calculated using the fair market value of the stock underlying in-the-money vested options and in-the-money unvested options that would have become exercisable on December 31, 2013, assuming that the Board of Directors accelerated the vesting of all unvested options.

(5)
As of December 31, 2013, none of the shares of restricted stock would be eligible for vesting in the event of the named executive officer’s termination of employment, death, disability, retirement or a change in control.

DIRECTOR COMPENSATION
We have designed the compensation of our directors to attract and retain qualified directors and to align director compensation with the interests of our shareholders. The Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation plans and the elements of director compensation. The Compensation Committee did not engage any compensation consultants during 2013 for advice regarding director compensation.
Direct Compensation
For the 12-month period beginning with the Annual Meeting in 2013, all non-employee directors received a retainer for service on our Board of Directors, as described further below. The Chairman of our Board of Directors, Vice Chairman of our Board of Directors, and the chairpersons of the standing committees of our Board of Directors (other than the Executive Committee) each received an additional retainer for their service in those capacities, as described further below. Retainers are paid to the directors in four equal, quarterly installments. In addition, non-employee directors receive attendance fees for their attendance at meetings of the Board of Directors and meetings of the committees on which they serve. We also reimburse direct expenses, such as travel expenses, incurred by non-employee directors in relation to their service on our Board of Directors.
In May 2013, the Compensation Committee recommended, and the Board of Directors approved, the issuance to each non-employee director of 420 shares of restricted stock and options to acquire 1,755 shares of Company Common Stock under our Non-Qualified Non-Employee Director Stock Option and Restricted Stock Plan.
The following table shows the fee structure and retainers paid to our non-employee directors during 2013:

Fee Type	Amount Paid
Base Annual Retainer – All Directors	$30,000
Additional Annual Retainer – Chairman of the Board	$50,000
Additional Annual Retainer – Vice Chairman of the Board	$24,000
Additional Annual Retainer – Audit Committee Chair	$15,000
Additional Annual Retainer – Compensation Committee, Nominating and Governance Committee, Investment Committee, and Risk Management Committee Chairs	$10,000
Board Meeting Attendance – Regular	$2,500 / per meeting
Board Meeting Attendance – Unscheduled Major Meeting (1)	$1,000 / per meeting
Board Meeting Attendance – Unscheduled Meeting	$500 / per meeting
Committee Meeting Attendance – Audit Committee	$1,000 / per meeting
Committee Meeting Attendance – All Other Committees	$500 / per meeting
Reimbursement for travel and other expenses related to service as a director	As incurred
_________________________________________

(1)	As jointly designated by our Chief Executive Officer and the Chair of our Compensation Committee.

The following table shows individual non-employee director compensation during 2013:
Non-Employee Director Compensation – 2013

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)(2)	Option Awards ($) (2)(3)		Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)		Total Compensation ($)
John-Paul (JP) E. Besong	$42,000		$12,398	$12,494	(4)	$—		$66,892
Scott L. Carlton	40,000		12,398	12,494	(4)	—		64,892
Christopher R. Drahozal	39,000		12,398	12,494	(4)	—		63,892
Jack B. Evans	82,500		12,398	12,494	(4)	—		107,392
Douglas M. Hultquist	49,000	(5)	12,398	12,494	(4)	—		73,892
Casey D. Mahon	33,000		12,398	12,494	(4)	—		57,892
George D. Milligan	50,500		12,398	12,494	(4)	—		75,392
James W. Noyce	54,250	(6)	12,398	12,494	(4)	—		79,142
Michael W. Phillips	36,500		12,398	12,494	(4)			61,392
Mary K. Quass	44,000		12,398	12,494	(4)	—		68,892
John A. Rife	61,000	(7)	12,398	12,494	(4)	661	(8)	86,553
Kyle D. Skogman	52,500		12,398	12,494	(4)	—		77,392

(1)
Stock awards represented in this column vest on the one year anniversary of the grant date and are subject to forfeiture until vested. At December 31, 2013 there were 420 shares of restricted stock outstanding for each non-employee director.

(2)
Amounts in this column represent the aggregate grant date fair value for options and restricted stock granted during 2013, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation. To calculate the option amounts we use the Black-Scholes option pricing model. This model estimates the fair value of traded options, which have different characteristics than employee stock options. Changes to the subjective assumptions used in the model can result in materially different fair value estimates. For a discussion of valuation assumptions used, see Note 9 to the Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

(3)	Option awards represented in this column vest 20 percent each year for five years on the anniversary of the grant date and are subject to forfeiture until vested.

(4)
Aggregate options outstanding at December 31, 2013 for each of the following directors are: Besong - 1,755, Carlton - 3,900, Drahozal - 17,687, Evans - 14,531, Hultquist - 14,354, Mahon - 19,687, Milligan - 19,687, Noyce - 9,354, Phillips - 3,900, Quass - 17,687, Rife - 72,354 and Skogman - 17,687.

(5)
For Mr. Hultquist, the amount in this column includes $15,000 deferred under the Directors’ Deferred Compensation Plan. At December 31, 2013 Mr. Hultquist’s plan balance, including any accrued dividends, represented 523.693 phantom stock units.

(6)
For Mr. Noyce, the amount in this column includes $33,750 deferred under the Directors’ Deferred Compensation Plan. At December 31, 2013 Mr. Noyce’s plan balance, including any accrued dividends, represented 1,178.309 phantom stock units.

(7)
For Mr. Rife, the amount in this column includes $22,500 deferred under the Directors’ Deferred Compensation Plan. At December 31, 2013 Mr. Rife’s plan balance, including any accrued dividends, represented 785.539 phantom stock units.

(8)	For Mr. Rife, the amount in this column represents above-market accrued interest credited to Mr. Rife under our employee deferred compensation plan.
As a retired executive of United Fire & Casualty Company, Mr. Rife receives regular distributions under certain of our retirement benefit plans. Because Mr. Rife’s benefit accrual was previously reported during the year in which the benefit accrued, these amounts are not subject to disclosure in the Non-Employee Director Compensation – 2013 table. During 2013, Mr. Rife received distributions of $98,888 under our defined benefit pension plan and $44,488 under our deferred compensation plan. For a discussion of the operation of these plans, see the Compensation Discussion and Analysis section beginning on page 37 of this proxy statement.

Deferred Compensation
In November 2012, the Board of Directors approved the adoption of the 2012 Deferred Compensation Plan for United Fire Group, Inc. Non-Employee Directors (“Directors’ Deferred Compensation Plan”). The Directors’ Deferred Compensation Plan allows non-employee directors the opportunity to defer up to 100 percent of the annual retainer fee they receive for service on our Board of Directors. All non-employee directors serving on our Board of Directors were eligible to participate in the Directors’ Deferred Compensation Plan beginning with fees paid during 2013.
In order to participate in the Directors’ Deferred Compensation Plan, each non-employee director must submit an election form by December 31 prior to the plan year in which compensation will be deferred. Thereafter, the participating director can change or terminate the election for future years by making a timely new election in the prior year. Compensation amounts deferred by non-employee directors are used to acquire “credited stock units” based on the average market price of Company Common Stock during the month the amounts are deferred. Participating directors also acquire additional credited stock units based on the quarterly dividend paid to our registered shareholders. These dividend amounts are based on each participant’s account balance at the time the dividend is paid and the closing market price of Company Common Stock on the dividend payable date. A participating director’s credited stock units are then valued on an annual basis based on the closing market price of Company Common Stock on December 31st of each year. By tying a director’s deferred compensation to the performance of Company Common Stock, we believe this plan allows directors to quickly acquire a more meaningful stake in our company.
When a participating director leaves the Board of Directors, the director may elect to receive the cash value of the credited stock units in the director’s account either in one lump sum or in equal installments paid out over five years. The participating director selects the manner of distribution when the director elects to participate in the Directors’ Deferred Compensation Plan. The amount payable to a director is the value of the credited stock units in the director’s account, valued at December 31st of the year the director ceases to serve as a director.
TRANSACTIONS WITH RELATED PERSONS
The Nominating and Governance Committee follows a written policy relating to transactions involving United Fire Group, Inc. and any Related Person, as that term is defined in Item 404 of Regulation S-K under the Exchange Act, as amended. The policy sets forth our position and procedures with respect to review and approval or ratification of related person transactions. A related person transaction is defined in Item 404 of Regulation S-K under the Exchange Act to mean any transaction or series of transactions with the Company in which any related person had, has or will have a direct or indirect material interest and the amount involved exceeds $120,000. The policy requires the Nominating and Governance Committee (or the Board of Directors upon referral by the Committee) to disapprove, approve or ratify any related person transactions. Related person transactions are approved or ratified only if they are determined to be in, or not inconsistent with, United Fire Group, Inc.’s best interests. The following transactions are preapproved: compensation or employment relationships required to be disclosed pursuant to Item 402 of Regulation S-K; relationships that arise only due to that person’s position as a director of another entity or due to ownership of less than 10% of another entity, or both; standard insurance agency contracts, provided the agency contracts are on the same terms as are offered to agencies unrelated to us; and insurance products issued by us or a subsidiary to a related person, provided such products are issued on the same terms as such products are offered to the public.
Pursuant to the policy, the Nominating and Governance Committee gathers information from management and directors to determine what transactions it must review, coordinates with management to monitor for potential related person transactions, and reviews all transactions that could be considered to be a transaction with a related person. The Nominating and Governance Committee does not review transactions in the normal course of business unless the transaction involves an amount in excess of $120,000. Except for preapproved transactions, the Nominating and Governance Committee reviews all transactions that are not in the ordinary course of business that would be required to be reported under SEC Form 10-K, Item 13 if the amount involved exceeded $120,000. There were no such transactions since the beginning of 2013 and there are no such currently proposed transactions, except as disclosed in the Board Size, Composition, and Independence Determination section of this Proxy Statement.

OTHER MATTERS
Management knows of no other matters that will be brought before the meeting, but if other matters properly come before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

APPENDIX A

United Fire Group, Inc. Stock Plan
(Amended as of February 21, 2014)

1.
Purpose of the Plan. The United Fire Group, Inc. Stock Plan (“Plan”) is designed to attract and retain the best available individuals for positions of substantial responsibility, to provide additional incentive to such individuals, and to promote the success, growth, and general prosperity of the Company’s business by aligning the financial interests of Employees with long-term shareholder value. Awards granted hereunder may be Incentive Stock Options, Nonqualified Stock Options, Stock Awards, or Stock Appreciation Rights, at the discretion of the Board and as reflected in the terms of the Award Agreement. The Plan is not intended to defer any payments to the termination of Continuous Status as an Employee or to provide retirement income to employees.

The Plan was formerly known as the United Fire & Casualty Company 2008 Stock Plan. The name of the Plan has been changed pursuant to these February 21, 2014 amendments.

2.	Definitions. As used herein, the following definitions shall apply:

a.	“Acquired Entity” means any entity subsequently acquired by the Company, or a Subsidiary or affiliate of the Company

b.	“Award” means any award or benefits granted under the Plan, including Options, Stock Awards, and Stock Appreciation Rights.

c.	“Award Agreement” means a written or electronic agreement between the Company and the Awardee setting forth the terms of the Award.

d.	“Awardee” means the holder of a granted Award.

e.	“Board” means both the Company’s Board of Directors and the Compensation Committee of the Board of Directors.

f.	“Code” means the Internal Revenue Code of 1986, as amended.

g.	“Company” means United Fire Group, Inc., an Iowa corporation, and any successor thereto.

h.
“Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, maternity leave, infant care leave, medical emergency leave, military leave, or any other leave of absence for which Continuous Status as an Employee is not considered interrupted in accordance with the Company’s policies on such matters.

i.
“Conversion Options” means Options converted or substituted under the Plan for any or all outstanding stock options and stock appreciation rights held by employees or other option holders granted by any Acquired Entity.

j.
“Employee” means any person, including an officer, who is a common law employee of, receives remuneration for personal services to, and is on the payroll of, the Company or any Parent or Subsidiary of the Company.

k.	“Incentive Stock Option” means any Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

l.	“Maximum Annual Employee Award” means the maximum number of Shares with respect to which an Award or Awards may be granted to any Employee in any one taxable year of the Company.

m.
“Merger Ratio” means the number of shares of the Acquired Entity’s common stock underlying each such stock option or stock appreciation right immediately prior to the closing of such merger or acquisition multiplied by the number specified in the applicable merger or acquisition agreement for conversion of each share of such Acquired Entity’s common stock to a Share.

n.	“Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

o.	“Option” means a stock option granted pursuant to Section 6 of the Plan.

p.	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

q.	“Plan” means this United Fire Group, Inc.Stock Plan, formerly referred to as the United Fire & Casualty Company 2008 Stock Plan, including any amendments thereto and restatements thereof.

r.	“Share” means a common share of United Fire Group, Inc., as adjusted in accordance with Section 14 of the Plan.

s.	“SAR” means a stock appreciation right awarded pursuant to Section 8 of the Plan.

t.	“Stock Award” means a grant of Shares or of a right to receive Shares or their cash equivalent (or both) pursuant to Section 7 of the Plan.

u.	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.
Shares Subject to the Plan. Subject to the provisions of Sections 14 and 16 of the Plan, the maximum number of Shares that may be awarded and delivered under the Plan is 3,400,000. This maximum number of Shares shall be increased proportionately upon any stock split, stock dividend, or similar event with respect to the Shares. Subject to the provisions of the following sentence, if an Award should expire or become unexercisable for any reason without having been exercised in full, the undelivered Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future Awards under the Plan. Notwithstanding anything to the contrary contained herein, any Awards of Options that are transferred to a third party pursuant to a program under which the holder of certain Options may transfer such Options to such third party in exchange for cash or other consideration, shall be removed from the Plan and the Shares subject to such Awards shall not be available for re-grant under the Plan regardless of whether the transferred Options are exercised or expire without exercise.

4.	Administration of the Plan.

a.	Procedure. The Plan shall be administered by the Board of Directors (acting either directly or through the Compensation Committee of the Board).

b.
Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options, Nonqualified Stock Options, Stock Awards, and SARs; (ii) to determine, in accordance with Section 11(b) of the Plan, the fair market value of the Shares; (iii) to determine, in accordance with Section 11(a) of the Plan, the exercise price per share of Awards to be granted; (iv) to determine the Employees to whom, and the time or times at which, Awards shall be granted and the number of Shares to be represented by each Award; (v) to interpret the Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to the Plan; including the form of Award Agreement, and manner of acceptance of an Award, (vii) to determine the terms and provisions of each Award to be granted (which need not be identical) and, with the consent of the Awardee, modify or amend each Award; (viii) to authorize Conversion or substitution under the Plan of any or all Conversion Options; (ix) to accelerate or, with the consent of the Awardee, defer the exercise date of any Option; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Board; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Board may, but need not, determine that an Award shall vest or be granted subject to the satisfaction of one or more performance goals. Performance goals for Awards will be determined by the Board and will be designed to support the Company’s business strategy and align executives’ interests with customer and shareholder interests. For Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, performance goals will be based on one or more of the following business criteria: premium volume, revenues, customer satisfaction, expenses, organizational health/productivity, earnings (which includes similar measurements such as net profits, operating profits, and net income, and which may be calculated before or after taxes, interest, depreciation, amortization or taxes), cash flow, shareholder return, return on equity, return on assets, return on investments, working capital, and/or stock price. These criteria may be measured, individually, alternatively or in any combination; with respect to the Company, a subsidiary, division, business unit, product line, product or any combination of the foregoing; on an absolute basis, or relative to a target, to a designated comparison group, to results in other periods or to other external measures; and including or excluding items that could affect the measurement, such as extraordinary or unusual and nonrecurring gains or losses, litigation or claim judgments or settlements, material changes in tax laws, acquisitions or divestitures, the cumulative effect of accounting changes, asset write-downs, restructuring charges, or the results of discontinued operations.

c.	Effect of Board’s Decision. All decisions, determinations, and interpretations of the Board shall be final and binding on all Employees and Awardees.

5.	Eligibility.

a.
Awards may be granted to Employees and to persons to whom offers of employment as an Employee have been extended; provided that Incentive Stock Options may only be granted to Employees. Directors are not eligible to participate in the Plan unless they are Employees.

b.
The Maximum Annual Employee Award shall not exceed 200,000 Shares for Options or SARs, or 100,000 Shares for Stock Awards (increased, in both cases proportionately, in the event of any stock split, stock dividend or similar event with respect to the Shares). If an Option is in tandem with a SAR, such that the exercise of the Option or SAR with respect to a Share cancels the tandem SAR or Option right, respectively, with respect to each Share, the tandem Option and SAR rights with respect to each Share shall be counted as covering but one Share for purposes of the Maximum Annual Employee Award.

6.	Options.

a.
Each Option shall be designated in the option agreement as either an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding such designations, to the extent that the aggregate fair market value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

b.
For purposes of Section 6(a) of the Plan, Options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

c.
Conversion Options shall be effective as of the close of the respective mergers and acquisitions of such entities by the Company. Conversion Options may be Incentive Stock Options or Nonqualified Stock Options, as determined by the Board; provided, however, that stock appreciation rights in the acquired entity shall only be converted to or substituted with Nonqualified Stock Options. The Conversion Options shall be options to purchase the number of Shares determined by the Merger Ratio. Such Conversion Options shall be exercisable at an exercise price per Share (increased to the nearest whole cent) equal to the exercise price per share of the acquired entity’s common stock under each such stock option or stock appreciation right immediately prior to closing divided by the Merger Ratio. No fractional Shares will be issued upon exercise of Conversion Options. In lieu of such issuance, the Shares issued pursuant to each such exercise shall be rounded to the closest whole Share. All other terms and conditions applicable to such stock options and stock appreciation rights prior to closing of the acquisition, including vesting, shall remain unchanged under the Conversion Options.

7.	Stock Awards.

a.
Stock Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Board determines that it will offer a Stock Award, it will advise the Awardee in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Shares that the Awardee shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Awardee must accept the offer. The offer shall be accepted by execution of an Award Agreement in the manner determined by the Board.

b.
Unless the Board determines otherwise, the Award Agreement shall provide for the forfeiture of the non-vested Shares underlying such Stock Award upon the Awardee ceasing to be an Employee. To the extent that the Awardee purchased the Shares granted under such Stock Award and any such Shares remain non-vested at the time the Awardee ceases to be an Employee, the cessation of Employee status shall cause an immediate sale of such non-vested Shares to the Company at the original price per Share paid by the Awardee.

8.	SARs.

a.
The Board shall have the full power and authority, exercisable in its sole discretion, to grant SARs to selected Awardees. The Board is authorized to grant both tandem stock appreciation rights (“Tandem SARs”) and stand-alone stock appreciation rights (“Stand-Alone SARs”) as described below.

b.	Tandem SARs.

(i)
Awardees may be granted a Tandem SAR, exercisable upon such terms and conditions as the Board shall establish, to elect between the exercise of the underlying Section 6 Option or the surrender of the Option in exchange for a distribution from the Company in an amount equal to the excess of (A) the fair market value (on the Option surrender date) of the number of Shares in which the Awardee is at the time vested under the surrendered Option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such vested Shares.

(ii)
No such Option surrender shall be effective unless it is approved by the Board, either at the time of the actual Option surrender or at any earlier time. If the surrender is so approved, then the distributions to which the Awardee shall become entitled under this Section 8(b) may be made in Shares valued at fair market value on the Option surrender date, in cash, or partly in Shares and partly in cash, as the Board shall deem appropriate.

(iii)
If the surrender of an Option is not approved by the Board, then the Awardee shall retain whatever rights he or she had under the surrendered Option (or surrendered portion thereof) on the Option surrender date and may exercise such rights at any time prior to the later of (A) five (5) business days after the receipt of the rejection notice or (B) the last day on which the Option is otherwise exercisable in accordance with the terms of the instrument evidencing such Option, but in no event may such rights be exercised more than ten (10) years after the date of the Option grant.

c.	Stand-Alone SARs.

(i)
An Awardee may be granted a Stand-Alone SAR not tied to any underlying Option under Section 6. The Stand-Alone SAR shall cover a specified number of Shares and shall be exercisable upon such terms and conditions as the Board shall establish. Upon exercise of the Stand-Alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (A) the aggregate fair market value (on the exercise date) of the Shares underlying the exercised right over (B) the aggregate base price in effect for those Shares.

(ii)
The number of Shares underlying each Stand-Alone SAR and the base price in effect for those Shares shall be determined by the Board at the time the Stand-Alone SAR is granted. In no event, however, may the base price per Share be less than the fair market value per underlying Share on the grant date.

(iii)
The distribution with respect to an exercised Stand-Alone SAR may be made in Shares valued at fair market value on the exercise date, in cash, or partly in Shares and partly in cash, as the Board shall deem appropriate.

d.	The Shares underlying any SARs exercised under this Section 8 of the Plan shall not be available for subsequent issuance under the Plan.

9.
Term of Plan. The Plan was originally effective August 21, 1998. Restatement of the Plan was effective February 15, 2008. These amendments to the Plan are effective February 21, 2014, the date of its adoption by the Board of Directors, subject to approval by the shareholders of the Company, as provided in Section 21. The Plan shall continue in effect until terminated under Section 17.

10.	Term of Award; Vesting; Repricing.

a.
The term of each Award shall be no more than ten (10) years from the date of grant. However, in the case of an Incentive Stock Option granted to an Employee who, at the time the Option is granted, owns Shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the term of the Option shall be no more than five (5) years from the date of grant.

b.
Each Award shall vest over a period of not more than five (5) years from the date of grant, provided, however, Awards that vest subject to the satisfaction of one or more performance goals may vest over a longer period of time.

c.
No Award may be repriced, replaced, regranted through cancellation, or modified without approval of the shareholders of the Company (except in connection with an adjustment pursuant to Section 14) if the effect would be to reduce the exercise price for the Shares underlying such Award.

11.	Exercise Price and Consideration.

a.	The per Share exercise price under each Award shall be such price as is determined by the Board, subject to the following:

(i)
In the case of an Incentive Stock Option granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant. In the case of an Incentive Stock Option granted to any other Employee, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

(ii)	Except for Conversion Options under Section 6(c), the per Share exercise price under a Nonqualified Stock Option or SAR shall be the fair market value per Share on the date of grant.

b.
The fair market value per Share shall be the closing price per share of the Share on the The NASDAQ Stock Market, LLC (“NASDAQ”) on the date of grant. If the Shares cease to be listed on NASDAQ, the Board shall designate an alternative method of determining the fair market value of the Shares.

c.	Payment or provision for payment of the consideration to be paid for the Shares to be issued upon exercise of an Award shall be made as follows:

(i)	The Awardee shall deliver to the Company at the Company’s principal office payment in United States currency in an amount equal to the exercise price; or

(ii)
The Awardee shall tender to the Company, by either actual delivery of certificates or by attestation, Shares already owned by the Awardee that, together with any cash tendered therewith, have an aggregate fair market value (determined based on the Fair Market Value of a Share on the exercise date) equal to the exercise price; or

(iii)
The Awardee shall deliver to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds necessary to pay the exercise price and to sell the Shares (or a sufficient portion of the Shares) to be issued upon exercise of the Award to pay the exercise price and any tax withholding resulting from such exercise and deliver the remaining cash proceeds, less commissions and brokerage fees, or the remaining Shares to the Awardee.

Notwithstanding the foregoing provisions, the Board may limit the methods by which an Awardee may exercise an Award.

d.
Prior to issuance of the Shares upon exercise of an Award, the Awardee shall pay any federal, state, and local income and employment tax withholding obligations applicable to such Award. If an Awardee is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, he or she may elect to pay such withholding tax obligations by having the Company withhold Shares having a value equal to the amount required to be withheld, and any Award under the Plan may permit or require that such withholding tax obligations be paid by having the Company withhold Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall equal the fair market value of the Shares on the day the Award is exercised. The right of an officer to dispose of Shares to the Company in satisfaction of withholding tax obligations shall be deemed to be approved as part of the initial grant of an Award, unless thereafter rescinded, and shall otherwise be made in compliance with Rule 16b-3 and other applicable regulations, and any Award under the Plan may permit or require that such withholding tax obligations be paid by having the Company withhold Shares having a value equal to the amount required to be withheld.

12.	Exercise of Award.

a.
Procedure for Exercise; Rights as a Shareholder. Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Board at the time of grant, and as shall be permissible under the terms of the Plan.

An Award may not be exercised for fewer than the lesser of ten (10) Shares or the amount of Shares subject to the Award. An Award may not be exercised for a fraction of a Share.
An Award shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 11(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Award, notwithstanding the exercise of the Award. The Company shall issue (or cause to be issued) such Shares promptly upon exercise of the Award. If the exercise of an Award is treated in part as the exercise of an Incentive Stock Option and in part as the exercise of a Nonqualified Stock Option pursuant to Section 6(a) of the Plan, the Company shall issue Shares evidencing the Shares treated as acquired upon the exercise of an Incentive Stock Option and separate Shares evidencing the Shares treated as acquired upon the exercise of a Nonqualified Stock Option, and shall identify each such Share accordingly in its share transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.
Exercise of an Award in any manner and delivery of the Shares subject to such Award shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Award, by the number of Shares as to which the Award is exercised.

b.
Termination of Status as an Employee. Upon termination of an Awardee’s Continuous Status as an Employee, such Awardee may exercise his or her rights under any outstanding Awards to the extent exercisable on the date of termination (but in no event later than the date of expiration of the term of such Award as set forth in the Award Agreement). To the extent that the Awardee was not entitled to exercise his or her rights under such Awards at the date of such termination, or does not exercise such rights within the time specified in the individual Award Agreements, the Awards shall terminate.

c.
Disability of Awardee. Notwithstanding the provisions of Section 12(b) of the Plan, in the event of termination of an Awardee’s Continuous Status as an Employee as a result of total and permanent disability (i.e., the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of twelve (12) months), the Awardee will vest in the Award, but only to the extent of the vesting that would have occurred had the Awardee remained in Continuous Status as an Employee for a period of twelve (12) months after the date on which the Employee ceased performing services as a result of the total and permanent disability. An Option or SAR that is vested pursuant to this Section 12(c) must be exercised within twelve (12) months (or such shorter time as is specified in the grant) from the date on which the Employee ceased performing services as a result of the total and permanent disability (but in no event later than the date of expiration of the term of such Option or SAR as set forth in the Award Agreement). To the extent that the Awardee was not entitled to exercise such Option or SAR within the time specified herein, the Award shall terminate.

d.	Death of Awardee. Notwithstanding the provisions of Section 12(b) of the Plan, in the event of the death of an Awardee:

(i)
who is at the time of death an Employee, the Award will vest, but only to the extent of the vesting that would have occurred had the Awardee continued living and remained in Continuous Status as an Employee twelve (12) months following the date of death. An Option or SAR that is vested pursuant to this Section 12(d)(i) may be exercised at any time within twelve (12) months following the date of death by the Awardee’s estate or by a person who acquired the right to exercise the Award by bequest or inheritance; or

(ii)
whose Option or SAR has not yet expired but whose Continuous Status as an Employee terminated prior to the date of death, the Option or SAR may be exercised, at any time within twelve (12) months following the date of death, by the Awardee’s estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only to the extent of the right to exercise that had vested at the date of termination.

e.
Notwithstanding subsections (b), (c), and (d) of this Section 12, the Board shall have the authority to extend the expiration date of any outstanding Option in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of an Award beyond the date on which the Award would have expired if no termination of the Employee’s Continuous Status as an Employee had occurred).

13.
Non-Transferability of Awards. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. An Award may be exercised, during the lifetime of the Awardee, only by the Awardee; provided that the Board may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

14.	Adjustments to Shares Subject to the Plan.
The number of Shares covered by each outstanding Award, the Maximum Annual Employee Award and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination, or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.
In the event of the proposed dissolution or liquidation of the Company, the Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Award shall terminate as of a date fixed by the Board and give each Awardee the right to exercise an Award as to all or any part of the Shares subject to an Award, including Shares as to which the Award would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each Award shall be assumed or an equivalent Award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the Award or to substitute an equivalent Award, in which case the Board shall, in lieu of such assumption or substitution, provide for the Awardee to have the right to exercise the Award as to all of the Shares subject to Awards, including Shares as to which the Award would not otherwise be exercisable. If the Board makes an Award fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Awardee that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Award will terminate upon the expiration of such period.

15.
Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Company completes the corporate action relating to the grant of such Award and all conditions to the grant have been satisfied; provided that conditions to the grant, exercise, or vesting of an Award shall not defer the date of grant. Notice of a grant shall be given to each Employee to whom an Award is so granted within a reasonable time after the determination has been made.

16.
Substitutions and Assumptions. The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 3 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.

17.	Amendment and Termination of the Plan.

a.
Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable. Any amendment of the Plan is subject to approval by the shareholders of the Company.

b.
Effect of Amendment or Termination. Any amendment or termination of the Plan shall not affect Awards already granted and any such Awards shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed upon by the Awardee and the Board, which agreement must be in writing and signed by the Awardee and the Company.

18.
Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award, and the issuance and delivery of Shares pursuant thereto, shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

19.	Reservation of Shares. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20.
No Employment/Service Rights. Nothing in the Plan shall confer upon any Employee the right to an Award or continued service as an Employee for any specified period of time. Nothing in the Plan shall interfere with, or otherwise restrict in any way, the rights of the Company (or any Parent or Subsidiary employing or retaining such person), or of any Employee or Awardee, which rights are hereby expressly reserved by each, to terminate such person’s services at any time for any reason, with or without cause.

21.
Recovery of Erroneously Awarded Compensation. Awards made under the Plan are subject to the Company’s Recovery of Erroneously Awarded Compensation Policy (“Clawback Policy”). The Clawback Policy allows for the recovery of excess incentive-based compensation awarded to any current and former executive officer during the three-year period preceding an accounting restatement due to the Company’s noncompliance with financial reporting requirements promulgated under the securities laws of the United States.

Last approved by shareholders May 21, 2008.